                                                                    EXHIBIT 10.1

                                  $25,000,000

                       REVOLVING AND TERM LOAN FACILITY
                                  PROVIDED BY
                   THE BOATMEN'S NATIONAL BANK OF ST. LOUIS
                                      TO
                       DAVEL COMMUNICATIONS GROUP, INC.



                              September 23, 1996

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----

1.   General.                                                                 1
     1.1.  Effective Date.                                                    1
     1.2.  Defined Terms.                                                     1
     1.3.  Singular and Plural Forms.                                         2
     1.4.  References.                                                        2
     1.5.  References to Applicable Lending Office.                           2
     1.6.  References to Covered Person.                                      2
     1.7.  Accounting Terms with GAAP Meanings; Consolidated Basis.           2
     1.8.  "Satisfactory to Lender".                                          2
     1.9.  Computation of Time Periods.                                       2

2.   Commitment.                                                              2
     2.1.  Revolving Commitment.                                              2
           2.1.1.  Limitation on Revolving Advances.                          3
     2.2.  Convertible Revolving Commitment.                                  3
           2.2.1.  Limitation on Convertible Revolving Advances.              3
     2.3.  Term Conversions.                                                  3

3.   Interest.                                                                4
     3.1.  Rates.                                                             4
     3.2.  Interest Periods for LIBOR Loans.                                  4
     3.3.  Conversion of Loans.                                               5
     3.4.  Compensation for Increase In LIBOR Loan Costs.                     5
     3.5.  LIBOR Loan Funding Losses.                                         6
     3.6.  Rate After Maturity.                                               7
     3.7.  Time of Accrual.                                                   7
     3.8.  Computation.                                                       7
     3.9.  Usury.                                                             7

4.   Fees.                                                                    7
     4.1.  Non-Use Fee.                                                       7
     4.2.  Term Conversion Fee.                                               8
     4.3.  Calculation of Fees.                                               8

5.   Payments.                                                                8
     5.1.  Scheduled Payments on Revolving Loan.                              8
           5.1.1.  Interest.                                                  8
           5.1.2.  Principal.                                                 9
     5.2.  Scheduled Payments on Convertible Revolving Loan.                  9
           5.2.1.  Interest.                                                  9
           5.2.2.  Principal.                                                 9
     5.3.  Scheduled Payments on Conversion Term Loans.                       9
           5.3.1.  Interest.                                                  9
           5.3.2.  Principal.                                                 9
     5.4.  Prepayments and Reduction of Commitments.                          9
           5.4.1.  Voluntary.                                                 9
                   5.4.1.1.  Revolving Loan.                                  9

                                                                            Page
                                                                            ----
                 5.4.1.2.  Revolving Commitment.                             10
                 5.4.1.3.  Term Loan.                                        10
                 5.4.1.4.  Premiums.                                         10
            5.4.2.  Mandatory.                                               10
                 5.4.2.1.  Over-Advances.                                    10
                 5.4.2.2.  Term Conversions.                                 11
                 5.4.2.3.  Proceeds from Sales of Assets.                    11
                 5.4.2.4.  Proceeds from Sale of Securities.                 11
                 5.4.2.5.  Application of Insurance/Condemnation Proceeds.   11
     5.5.   Manner of Payments and Timing of Application of Payments.        12
            5.5.1.  Payment Requirement.                                     12
            5.5.2.  Application of Payments.                                 12
            5.5.3.  Interest Calculation.                                    12
            5.5.4.  Returned Checks.                                         13
     5.6.   Due Dates Not on Business Days.                                  13

6.   Indemnity for Returned Payments.                                        13

7.   Borrowing Procedure and Limits.                                         13
     7.1.  Revolving Advances.                                               13
     7.2.  Lender's Right to Make Other Revolving Advances.                  14
     7.3.  Term Conversions.                                                 14
     7.4.  Restriction on Number of LIBOR Loans.                             15
     7.5.  Suspension of Obligation to Make LIBOR Advances.                  15

8.   Security and Guaranties.                                                15
     8.1.  Security.                                                         15
     8.2.  Guaranties.                                                       16
     8.3.  Guarantor Security Agreements.                                    16
     8.4.  Further Security.                                                 16

9.   Power of Attorney.                                                      17

10.  Conditions of Lending.                                                  17
     10.1.  Conditions to Initial Advance.                                   18
            10.1.1.  Listed Documents and Other Items.                       18
            10.1.2.  Financial Condition.                                    18
            10.1.3.  No Default.                                             18
            10.1.4.  Perfection of Liens and Security Interests.             18
            10.1.5.  Representations and Warranties.                         18
            10.1.6.  Material Adverse Change.                                18
            10.1.7.  Pending Material Proceedings.                           18
            10.1.8.  Payment of Fees.                                        18
            10.1.9.  Legal Opinion.                                          18
            10.1.10. Other Items.                                            18
     10.2.  Conditions to Term Conversions and Subsequent Advances.          19
            10.2.1.  General Conditions.                                     19
            10.2.2.  Representations and Warranties.                         19
            10.2.3.  Default.                                                19



                                                                            Page
                                                                            ----
11.  Representations and Warranties.                                         19
     11.1.   Organization and Existence.                                     19
     11.2.   Authorization.                                                  19
     11.3.   Due Execution.                                                  19
     11.4.   Enforceability of Obligations.                                  19
     11.5.   Burdensome Obligations.                                         20
     11.6.   Legal Restraints.                                               20
     11.7.   Labor Disputes.                                                 20
     11.8.   No Material Proceedings.                                        20
     11.9.   Material Licenses.                                              20
     11.10.  Compliance with Laws.                                           20
             11.10.1.  Compliance.                                           20
             11.10.2.  Proceedings.                                          20
             11.10.3.  Investigations.                                       20
             11.10.4.  Notices; Reports.                                     21
             11.10.5.  Environmental Property Transfer Acts.                 21
             11.10.6.  Wage and Hour Laws.                                   21
     11.11.  Other Names.                                                    21
     11.12.  Capitalization.                                                 21
     11.13.  Financial Statements.                                           21
     11.14.  No Change in Condition.                                         21
     11.15.  No Defaults.                                                    21
     11.16.  Investments.                                                    21
     11.17.  Indebtedness.                                                   21
     11.18.  Indirect Obligations.                                           22
     11.19.  Operating Leases.                                               22
     11.20.  Capital Leases.                                                 22
     11.21.  Tax Liabilities; Governmental Charges.                          22
     11.22.  Pension Benefit Plans.                                          22
             11.22.1.  Prohibited Transactions.                              22
             11.22.2.  Claims.                                               22
             11.22.3.  Reporting and Disclosure Requirements.                22
             11.22.4.  Accumulated Funding Deficiency.                       23
             11.22.5.  Multi-employer Plan.                                  23
     11.23.  Welfare Benefit Plans.                                          23
     11.24.  Retiree Benefits.                                               23

                                                                           Page
                                                                           ----
     11.25.  State of Collateral and other Property.                         23
             11.25.1.  Accounts.                                             23
             11.25.2.  Inventory.                                            24
             11.25.3.  Equipment.                                            24
             11.25.4.  Documents, Instruments and Chattel Paper.             24
     11.26.  Chief Place of Business; Locations of Collateral.               25
     11.27.  Negative Pledges.                                               25
     11.28.  Security Documents.                                             25
             11.28.1.  Borrower Security Agreements.                         25
             11.28.2.  Guarantor Security Agreements.                        25
     11.29.  Stock Pledge Agreement.                                         25
     11.30.  S Corporation.                                                  25
     11.31.  Subsidiaries and Affiliates.                                    26
     11.32.  Margin Stock.                                                   26
     11.33.  Securities Matters.                                             26
     11.34.  Investment Company Act, Etc.                                    26
     11.35.  No Material Misstatements or Omissions.                         26
     11.36.  Filings.                                                        26
     11.37.  Broker's Fees.                                                  26
     11.38.  Disclosure.                                                     26

12.  Survival of Representations.                                            27

13.  Affirmative Covenants.                                                  27
     13.1.   Use of Proceeds.                                                27
     13.2.   Concentration Account.                                          27
     13.3.   Corporate Existence; Material Licenses.                         27
     13.4.   Maintenance of Property and Leases.                             27
     13.5.   Inventory.                                                      27
     13.6.   Insurance.                                                      28
     13.7.   Payment of Taxes and Other Obligations.                         28
     13.8.   Compliance With Laws.                                           28
             13.8.1.  Environmental Laws.                                    28
             13.8.2.  Pension Benefit Plans.                                 29
             13.8.3.  Employment Laws.                                       29
             13.8.4.  Wage and Hour Laws.                                    29
     13.9.   Pension Benefit Plans.                                          29
     13.10.  Notice of Material Events.                                      29
     13.11.  Borrowing Officer.                                              31
     13.12.  Maintenance of Liens of Security Documents.                     31
             13.12.1. Preservation and Perfection of Liens.                  31
             13.12.2. Collateral Held by Warehouseman, Bailee, etc.          31
             13.12.3. Compliance With Terms of Security Documents.           32


                                                                           Page
                                                                           ----
     13.13.  Accounting System.                                              32
             13.13.1.  Account Records.                                      32
             13.13.2.  Inventory Records.                                    32
     13.14.  Financial Statements.                                           32
             13.14.1.  Annual Financial Statements.                          32
             13.14.2.  Monthly Financial Statements.                         32
     13.15.  Telephone Lists.                                                33
     13.16.  Other Information.                                              33
     13.17.  Audits by Lender.                                               33
     13.18.  Verification of Accounts.                                       33
     13.19.  Appraisals of Collateral.                                       33
     13.20.  Access to Officers and Auditors.                                33
     13.21.  Further Assurances.                                             34

14.  Negative Covenants.                                                     34
     14.1.   Investments.                                                    34
     14.2.   Indebtedness.                                                   35
     14.3.   Prepayments.                                                    36
     14.4.   Indirect Obligations.                                           36
     14.5.   Liens.                                                          36
     14.6.   FCC Licenses and Permits.                                       37
     14.7.   Bailments; Consignments; Warehousing.                           37
     14.8.   Disposal of Property.                                           37
     14.9.   Change of Business.                                             37
     14.10.  Issuance of Securities.                                         37
     14.11.  Transactions With Affiliates.                                   37
     14.12.  Debt Payments and Material Agreements.                          37
     14.13.  Conflicting Agreements.                                         37
     14.14.  Sale and Leaseback Transactions.                                38
     14.15.  New Subsidiaries.                                               38
     14.16.  Transactions Having Material Adverse Effect.                    38

15.  Financial Covenants.                                                    38
     15.1.   Net Worth.                                                      38
     15.2.   Minimum Current Ratio.                                          38
     15.3.   Senior Funded Indebtedness to Capitalization.                   38
     15.4.   Funded Indebtedness to Capitalization.                          38
     15.5.   Senior Funded Indebtedness to EBITDA.                           38
     15.6.   Funded Indebtedness to EBITDA.                                  38
     15.7.   Fixed Charges Coverage.                                         38

16.  Default.                                                                39
     16.1.   Events of Default.                                              39
             16.1.1.  Failure to Pay Principal or Interest.                  39
             16.1.2.  Failure to Pay Other Amounts Owed to Lender.           40
             16.1.3.  Failure to Pay Amounts Owed to Other Persons.          40
             16.1.4.  Representations or Warranties.                         40
             16.1.5.  Certain Covenants.                                     40
             16.1.6.  Other Covenants.                                       40
             16.1.7.  Acceleration of Other Indebtedness.                    40

                                                                           Page
                                                                           ----
             16.1.8.  Default Under Other Agreements.                        40
             16.1.9.  Bankruptcy; Insolvency; Etc.                           40
             16.1.10. Judgments; Attachment; Etc.                            41
             16.1.11. Pension Benefit Plan Termination, Etc.                 41
             16.1.12. Transfers by Borrower to its Shareholders.             41
             16.1.13. Liquidation or Dissolution.                            41
             16.1.14. Seizure of Assets.                                     42
             16.1.15. Racketeering Proceeding.                               42
             16.1.16. Loan Documents; Liens.                                 42
             16.1.17. Loss to Collateral.                                    42
             16.1.18. Material Adverse Event.                                42
             16.1.19. Change of Control.                                     42
     16.2.  Cross-Default.                                                   42
     16.3.  Cross-Collateralization.                                         43
     16.4.  Rights and Remedies in the Event of Default.                     43
             16.4.1.  Termination of Commitments.                            43
             16.4.2.  Acceleration.                                          43
             16.4.3.  Right of Set-off.                                      43
             16.4.4.  Notice to Account Debtors.                             43
             16.4.5.  Entry Upon Premises and Access to Information.         43
             16.4.6.  Secured Party Rights.                                  44
             16.4.7.  Miscellaneous.                                         44
             16.4.8.  Application of Funds.                                  45
     16.5.  Limitation of Liability; Waiver.                                 45
     16.6.  Notice.                                                          45

17.  Miscellaneous.                                                          45
     17.1.  Notices.                                                         45
     17.2.  Right to Cure.                                                   45
     17.3.  Amendments, Waivers and Consents.                                46
     17.4.  Rights Not Exclusive.                                            46
     17.5.  Survival of Agreements.                                          46
     17.6.  Successors and Assigns.                                          46
     17.7.  Participations.                                                  46
     17.8.  Payment of Expenses.                                             47
     17.9.  Indemnity.                                                       47
     17.10. Changes in Accounting Principles.                                47
     17.11. Loan Records.                                                    48
     17.12. Other Security and Guaranties.                                   48
     17.13. Severability.                                                    48
     17.14. Counterparts.                                                    48
     17.15. Governing Law; No Third Party Rights.                            49
     17.16. Choice of Forum.                                                 49
     17.17. Jury Trial.                                                      49
     17.18. Captions.                                                        49
     17.19. Incorporation By Reference.                                      50
     17.20. Statutory Notice.                                                50

                      AMENDED AND RESTATED LOAN AGREEMENT


     This Amended and Restated Loan Agreement (this "Agreement") is entered into by and between Davel Communications Group, Inc., an Illinois corporation ("Borrower") and The Boatmen's National Bank of St. Louis, a national banking association ("Lender").

                                   Preamble

     Prior to the date hereof, Borrower and Lender entered into a Loan
Agreement dated as of September 30, 1994 (the "Prior Loan Agreement"), pursuant to which Lender extended a revolving credit facility to Borrower in the amount of $15,000,000 (as the same may have been renewed, extended, amended, rearranged, restructured, refinanced, restated, replaced or otherwise modified from time to time, the "Prior Revolving Loan"), which was evidenced by a revolving note in said amount (the "Prior Revolving Note"), up to $10,000,000 of which was convertible to a term credit facility (as the same may have been renewed, extended, amended, rearranged, restructured, refinanced, restated, replaced or otherwise modified from time to time, the "Prior Term Loan"; together with the Prior Revolving Loan, the "Prior Loans"), which was evidenced by a term note in said amount (the "Prior Term Note;" together with the Prior Revolving Note, the "Prior Notes").

     Borrower has requested that Lender restructure and refinance and increase the Prior Loans as described in this Agreement. Lender is willing to restructure, refinance, and increase the Prior Loans upon and subject to certain terms and conditions to which Borrower has agreed and which are fully contained herein.

     This Agreement amends and restates (and the Borrower expressly states that it does not constitute an extinguishment or novation of) the Prior Loan Agreement, the Prior Revolving Loan, the Prior Term Loan, the Prior Revolving Note and the Prior Term Note. This Agreement and each document executed in connection herewith evidences or effects a restructuring and refinancing of the Prior Revolving Loan and the Prior Term Loan, and does not evidence under any circumstances a release or relinquishment of the priority of any or all of the Liens of Lender in any assets (real and personal) of Borrower, or a waiver of Borrower's obligation to reimburse Lender for any amounts previously evidenced by the Prior Revolving Note or the Prior Term Note or as otherwise set forth in the Prior Loan Agreement and related loan documents. The loan documents executed in connection with the Prior Loan Agreement shall be deemed amended to refer to this Agreement and the obligations of Borrower described herein.

     In consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, Borrower and Lender agree as follows:

1.  General.

     1.1. Effective Date. This Agreement shall become effective on September 23, 1996 (the "Effective Date").


     1.2. Defined Terms. Each capitalized term in this Agreement shall have the meaning defined in the Glossary which is attached hereto as Appendix . If a capitalized term is not defined in the Glossary, it shall have the meaning defined elsewhere in this

Agreement. If a capitalized term is not defined in either the Glossary or elsewhere in this Agreement, it shall have the meaning defined in the UCC.

     1.3. Singular and Plural Forms. All definitions shall be equally applicable to both the singular and the plural forms of the terms defined.

     1.4.  References.  The words "hereof", "herein", "hereby",
"hereunder", and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement. The word "Section" or "section" and "Page" or "page" refer to a section or page, respectively, of this Agreement unless it expressly refers to something else.

     1.5. References to Applicable Lending Office. The term "Applicable Lending Office" means the office of Lender at One Boatmen's Plaza, 800 Market Street, St. Louis, Missouri 63101.

     1.6. References to Covered Person. The term "Covered Person" means Borrower, and if it now has or at any time acquires any Subsidiaries that have significant assets or operations in the reasonable determination of Lender, each of such Subsidiaries. The words "a Covered Person", "any Covered Person", "each Covered Person" and "every Covered Person" refer to Borrower and each of its Subsidiaries separately.

     1.7.  Accounting Terms with GAAP Meanings; Consolidated Basis.
Unless the context otherwise requires, accounting terms herein that are not defined herein shall have their meanings and shall be calculated under GAAP. All financial measurements herein respecting "Borrower" shall be made and calculated for Borrower and all of its Subsidiaries on a consolidated basis in accordance with GAAP.

     1.8. "Satisfactory to Lender". Whenever herein a document is required to be "satisfactory to Lender", unless expressly stated otherwise such document must be satisfactory to Lender in both form and substance. If a document or matter is required herein to be "satisfactory to Lender", unless expressly stated otherwise Lender shall have the absolute discretion to determine whether the document or matter is satisfactory to Lender.

     1.9. Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" shall mean "from and including" and the words "to" and "until" shall each mean "to but excluding." Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed, and references in this Agreement to months and years shall be to calendar months and calendar years unless otherwise specified.

2.  Commitment.

     2.1. Revolving Commitment. The "Revolving Commitment" on any date shall be an amount equal to $7,500,000 minus the Dollar amount by which it may have otherwise been reduced as provided herein. Subject to the terms and conditions hereof, and in reliance upon the representations and warranties of Borrower herein, Lender commits to make advances to Borrower (each a "Revolving Advance") from time to time during the period commencing on the Effective Date and ending at the close of business on September 23, 2001 (the "Ultimate Revolving Maturity Date"). (The from time to time outstanding principal balance of all Revolving Advances from the Lender is referred to herein as the "Revolving

Loan".)  The obligation of Borrower to repay the Revolving Loan shall be evidenced by a promissory note payable to the order of Lender in a maximum principal amount equal to the Revolving Commitment (the "Revolving Note") satisfactory to Lender. Amounts applied to reduce the Revolving Loan may be reborrowed as Revolving Advances as provided herein, but no Revolving Advance will be made on or after the Ultimate Revolving Maturity Date. At any time after an Event of Default occurs that is not waived in writing by Lender, Lender
may cancel the Revolving Commitment as provided in Section   .

          2.1.1. Limitation on Revolving Advances. No revolving Advance will be made which would result in the Revolving Loan exceeding the Revolving Commitment. Lender may, however, in its sole discretion make such Revolving Advances, but shall not be deemed by doing so to have increased the Revolving Commitment and shall not be obligated to make any such Revolving Advances thereafter. No Revolving Advance will be made on or after the Ultimate Revolving Maturity Date.

     2.2.  Convertible Revolving Commitment.  The "Convertible
Revolving Commitment" on any date shall be an amount equal to $17,500,000 minus
(i) the sum of all Term Conversions, and (ii) the Dollar amount by which it may have otherwise been reduced as provided herein. Subject to the terms and conditions hereof, and in reliance upon the representations and warranties of Borrower herein, Lender commits to make advances to Borrower (each a "Convertible Revolving Advance") from time to time during the period commencing on the Effective Date and ending at the close of business on September 23, 1998 (the "Ultimate Convertible Revolving Maturity Date"). (The from time to time outstanding principal balance of all Revolving Advances from the Lender is referred to herein as the "Convertible Revolving Loan".) The obligation of Borrower to repay the Convertible Revolving Loan shall be evidenced by a promissory note payable to the order of Lender in a maximum principal amount equal to the Convertible Revolving Commitment (the "Convertible Revolving Note") satisfactory to Lender. Amounts applied to reduce the Convertible Revolving Loan may be reborrowed as Convertible Revolving Advances as provided herein, but no Convertible Revolving Advance will be made on or after the Convertible Ultimate Revolving Maturity Date. At any time after an Event of Default occurs that is not waived in writing by Lender, Lender may cancel the Convertible
Revolving Commitment as provided in Section   .

          2.2.1. Limitation on Convertible Revolving Advances. No Convertible Revolving Advance will be made which would result in the Convertible Revolving Loan exceeding the Convertible Revolving Commitment. Lender may, however, in its sole discretion make such Convertible Revolving Advances, but shall not be deemed by doing so to have increased the Convertible Revolving Commitment and shall not be obligated to make any such Convertible Revolving Advances thereafter. No Convertible Revolving Advance will be made on or after the Ultimate Convertible Revolving Maturity Date.

     2.3. Term Conversions. Subject to the terms and conditions hereof, Lender commits to convert (each a "Term Conversion"), provided that no Default or Event of Default exists, portions or all of the outstanding principal amount of the Convertible Revolving Loan into term loans (each a "Conversion Term Loan" and collectively the "Conversion Term Loans") to Borrower (the "Term Commitment"), in one or more conversions, from time to time during the period commencing on the Effective Date and ending at the close of Lender's business at the Applicable Lending Office on the Ultimate Convertible Revolving Maturity Date. No Term Conversion will be made which would result in the aggregate Conversion Term Loans exceeding the Term Commitment. No Term Conversion will be made after the Ultimate Convertible Revolving Maturity Date. Each Term Conversion will have a repayment period of from 12 to 20 quarters (the "Term Conversion Repayment Period"), as elected by Borrower in the applicable Term Conversion Request, but in any event each Term Conversion will be payable in full on the Ultimate Term Maturity Date. The obligation of Borrower to repay each Conversion Term Loan shall be evidenced by a promissory note in substantially the form attached hereto as Exhibit with respect to each such Conversion Term Loan payable to the order of Lender (each a "Term Note" and collectively, the "Term Notes"). Amounts applied to reduce any Conversion Term Loan may not be reborrowed. The Convertible Revolving Commitment shall be permanently reduced, on a dollar for dollar basis, by the amount of each Term Conversion.

3.  Interest.

     3.1. Rates. The Revolving Loan, the Convertible Revolving Loan, and each Conversion Term Loan shall bear interest at a per annum rate that is either the Adjusted CBR or the Adjusted LIBO Rate, as designated by Borrower as provided herein. "Adjusted CBR" shall mean the CBR plus the CBR increment. The "Adjusted LIBO Rate" shall mean the LIBO Rate plus the LIBO increment. The "CBR increment" and the "LIBO increment" shall be the percentage from the table below that is adjacent to the ratio of Borrower's Funded Indebtedness (as defined in Section )
to EBITDA (as defined in Section   ) as calculated at the end of each fiscal
quarter of Borrower ending each March 31, June 30, September 30 and December 31 for the entire 12 month period then ended and shall be adjusted, if necessary, effective the first calendar day of each June, September, December and March.

============================================================
Ratio of Funded
 Indebtedness to EBITDA      CBR increment   LIBOR increment
============================================================
less than 1.50 to 1.00       0.000%          1.750%
------------------------------------------------------------
equal to or greater than     0.25%           2.125%
 1.50 to 1.00 but less
 than 2.50 to 1.00
------------------------------------------------------------
equal to or greater than     0.50%           2.500%
 2.50 to 1.00
------------------------------------------------------------


The LIBOR Increment for each LIBOR Loan shall be determined quarterly, but shall not be effective as to any existing LIBOR Loan until and unless it is renewed as a LIBOR Loan.

The CBR Increment for each CBR Loan shall be determined quarterly, and shall become effective for all CBR Loans immediately.

If Borrower does not deliver its Financial Statements to Lender within the period required by this Agreement, and such failure continues for 2 Business Days after notice from Lender, the highest possible CBR Increment and LIBOR Increment shall become applicable as of the last day of such period and shall remain applicable until Borrower delivers such Financial Statements to Lender.

     3.2. Interest Periods for LIBOR Loans. For each Loan that Borrower designates to be a LIBOR Loan, Borrower shall select an interest period (each an "Interest

Period") to be applicable to such Loan. The Interest Period for a LIBOR Loan shall be either a one month, two month, three month, or six month period; provided that:

     (i) every such Interest Period for an Advance shall commence on the date of the Advance;

     (ii) if any Interest Period would otherwise expire on a day of a calendar month which is not a Business Day, then such Interest Period shall expire on the next succeeding Business Day in that calendar month; provided, however, that if the next succeeding Business Day would be in the following calendar month, it shall expire on the first preceding Business Day;

     (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

     (iv) no Interest Period for a Revolving Loan shall extend beyond the Revolver Maturity Date, no Interest Period for a Convertible Revolving Loan shall extend beyond the Convertible Revolver Maturity Date, and no Interest Period for a Term Loan shall extend beyond the Term Maturity Date.

     3.3. Conversion of Loans. Borrower may (i) at any time convert a Loan of one type into a Loan of another type, or (ii) at the end of any Interest Period for a LIBOR Loan, continue such LIBOR Loan for an additional Interest Period; provided, however, that a LIBOR Loan may only be so converted or continued on the last day of its Interest Period. To cause a conversion or continuation, Borrower shall give Lender, prior to 11:00 a.m., St. Louis time, two (2) Business Days prior to the date the conversion or continuation is to be effective (the "Conversion Date"), a written request given in accordance with the notice provisions of this Agreement (a "Notice of Conversion/Continuation")
(i) identifying the Loan to be converted or continued, (ii) specifying whether a conversion or continuation is requested, (iii) in the case of a conversion, specifying whether the Adjusted LIBO Rate or the Adjusted CBR is to be applicable to the Loan upon the conversion, and (iv) in the case of conversion to or continuation of a LIBOR Loan, specifying the Interest Period therefor. If a Notice of Conversion/Continuation is not made by 11:00 a.m. St. Louis time on the last day of the Interest Period for a Loan with a base rate for which an Interest Period must be specified, then Borrower shall be deemed to have timely given a Notice of Conversion/Continuation to Lender requesting to convert the Loan to an Adjusted CBR Loan.

     3.4. Compensation for Increase In LIBOR Loan Costs. If after the Execution Date there is any change in any Law or in any rule, order, or guideline of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful, and including but not limited to any imposition or increase of reserve requirements) and as a result thereof or as a result of compliance therewith by Lender or its parent holding company:

     (i) Lender is subject to any tax, duty or other charge with respect to its LIBOR Loans or its obligation to make Advances that are LIBOR Loans, or the basis of taxation of payments to Lender of the principal of or interest on its LIBOR Loans, or its obligation to make the same, change (except for changes in the rate of tax on the overall net income of Lender imposed by the United States or other jurisdiction in which Lender's principal executive office is located); or

     (ii) any reserve (including, without limitation, any imposed by the FRB), special deposit, compulsory loan, assessment, or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender is imposed or deemed applicable or any other condition affecting its LIBOR Loans or its obligation to make them is imposed on Lender or the London Interbank Market;

and as a result thereof there is any increase in the direct cost to Lender of agreeing to make or making an Advance that is a LIBOR Advance or maintaining its LIBOR Loans (except to the extent already included in the determination of the applicable LIBO Rate), or there is a reduction in the amount received or receivable by Lender, then Borrower shall from time to time, upon written notice from and demand by Lender, pay to Lender, within five Business Days after the date specified in such notice and demand, additional amounts sufficient to compensate Lender in the amount of such increased cost. If Lender claims compensation under this Section, Lender shall furnish a certificate to Borrower that states the additional amount or amounts to be paid to it hereunder and the basis therefor. Borrower shall have the burden of proving that any such certificate is not correct.

     3.5. LIBOR Loan Funding Losses. Borrower shall pay to Lender upon demand an amount sufficient to compensate Lender for all loss and expense suffered by Lender, including but not limited to loss of profit and the cost of acquiring funds to make or carry a LIBOR Advance or LIBOR Loan, (i) if for any reason (other than a default by Lender) a Borrowing does not occur on the date specified therefor in a Notice of Borrowing (whether or not withdrawn), (ii) if any prepayment or repayment of a LIBOR Loan or conversion of a LIBOR Loan to a Loan with a base rate other than the LIBO Rate, whether or not required hereby, occurs on a date which is not the last day of the Interest Period therefor, or
(iii) if for any reason Borrower fails to repay a LIBOR Loan when required by the terms of this Agreement. The minimum that Borrower shall be obligated to pay to Lender in any such event shall be an amount equal to (x) the greater of zero or

{[A x (B-C) x D]} OVER 360

wherein

     "A" is the Affected Principal Amount;

     "B" is the decimal equivalent of the LIBO Rate that is (or would be in the case of Borrower's failure to borrow after giving a Notice of Borrowing) payable by Borrower on such Loan;

     "C" is the decimal equivalent of the LIBO Rate that would apply to a hypothetical LIBOR Advance the Borrowing Date of which was on the last Business Day on or before the first day of the Remaining Interest Period and the amount and Interest Period of which were approximately equal, as determined by Lender, to the Affected Principal Amount and the Remaining Interest Period; and

     "D" is the number of days from and including the first day of the Remaining Interest Period to but excluding the last day of the Remaining Interest Period;

plus (y) any other out-of-pocket loss or expense (including any internal processing charge customarily charged by Lender) suffered by Lender in liquidating deposits prior to maturity in amounts which correspond to the Affected Principal Amount.

For purposes of this Section:

     "Affected Principal Amount" means, as applicable, (i) the principal amount of a LIBOR Advance that Borrower fails to take after having given a Revolving Advance Request; (ii) the entire principal amount of a LIBOR Loan that Borrower fails to repay when required by the terms of this Agreement; or (iii) the amount of any prepayment or repayment on a LIBOR Loan that occurs, or the entire principal amount of a LIBOR Loan that converts to a Loan with a base rate other than the LIBOR Rate, whether or not required hereby, on a date which is not the last day of the Interest Period therefor.

     "Remaining Interest Period" means, as applicable, (i) the entire Interest Period that would have been applicable to a Loan that Borrower fails to take after having given a Revolving Advance Request; (ii) a period equal in duration to the Interest Period of a LIBOR Loan that Borrower fails to repay when required by the terms of this Agreement; or (iii) if a prepayment or repayment on a LIBOR Loan occurs, or a LIBOR Loan converts to a Loan with a base rate other than the LIBOR Rate, whether or not required hereby, prior to the last day of the Interest Period therefor, the period from and including the date thereof to but excluding the last day of such Interest Period.

A certificate of Lender claiming compensation under this Section and setting forth the amounts to be paid to it hereunder and the method of calculation thereof shall be deemed and treated as prima facie correct (subject to rebuttal by Borrower).

     3.6. Rate After Maturity. Borrower shall pay interest on a Loan after its Maturity, and (at the option of Lender) upon all the Loans and other amounts that are owing with respect thereto after the occurrence of an Event of Default, at a per annum rate equal to the rate that would otherwise apply hereunder plus 4%.

     3.7. Time of Accrual. Interest shall accrue on all principal amounts outstanding from and including the date when first outstanding to but excluding the date when no longer outstanding. Amounts shall be deemed outstanding until payments are applied thereto as provided herein.

     3.8. Computation. Interest shall be computed for the actual days elapsed over a year deemed to consist of 360 days. Interest rates that are based on the CBR shall change simultaneously with any change in the CBR and such rates shall be effective for the entire day on which such CBR change becomes effective.

     3.9. Usury. Notwithstanding any provisions to the contrary in Section or elsewhere in any of the Loan Documents, Borrower shall not be obligated to pay interest at a rate which exceeds the maximum rate permitted by Law. If, but for this Section 3.9, Borrower would be deemed obligated to pay interest at a rate which exceeds the maximum rate permitted by Law, or if any of the Loan Obligations is paid or becomes payable before its originally scheduled Maturity and as a result Borrower has paid or would be obligated to pay interest at such an excessive rate, then (i) Borrower shall not be obligated to pay interest to the extent it exceeds the interest that would be payable at the maximum rate permitted by Law; (ii) any such excess interest that has been paid by Borrower shall be refunded; and (iii) the effective rate of interest shall be deemed automatically reduced to the maximum rate permitted by Law.

4.  Fees.

     4.1. Non-Use Fee. Borrower shall pay to Lender a fee (the "Non-Use Fee") calculated by applying (i) the percentage in the table below that is adjacent to the ratio of Borrower's Funded Indebtedness (as defined in Section ) to EBITDA (as defined in Section , as calculated at the end of each fiscal quarter of Borrower ending each March 31, June 30, September 30 and December 31 for the entire 12 month period then ended) to (ii) the sum of the Unused Revolving Commitment and the Unused Convertible Revolving Commitment. The Non-Use Fee shall be payable quarterly in arrears commencing on the first day of the first calendar quarter beginning after the Effective Date and continuing on the first day of each calendar quarter beginning thereafter and upon the Ultimate Revolving Maturity Date.

==============================================================
 Ratio of Funded Indebtedness to EBITDA      Non-use Fee
==============================================================
  less than 2.50 to 1.00                      0.250%
--------------------------------------------------------------
  equal to or greater than 2.50 to 1.00       0.375%
--------------------------------------------------------------

     4.2. Term Conversion Fee. On the date of each Term Conversion, Borrower shall pay to Lender a "Term Conversion Fee" equal to 0.25% of the principal amount of such Term Conversion.

     4.3. Calculation of Fees. All of the foregoing fees that are based on an annual percentage shall be calculated on the basis of a year deemed to consist of 360 days and for the actual number of days elapsed.

5.  Payments.

     5.1.  Scheduled Payments on Revolving Loan.

          5.1.1. Interest. Borrower shall pay interest accrued on each Adjusted CBR Loan which is a Revolving Loan or a Convertible Revolving Loan monthly in arrears, beginning on the first day of the first full calendar month following the Effective Date, and continuing on the first day of each calendar month thereafter, and on the Ultimate Revolving Maturity Date. Borrower shall pay interest accrued on each LIBOR Loan that is a Revolving Loan or a Convertible Revolving Loan at the end of its Interest Period, and in addition, for each LIBOR Loan with an Interest Period longer than three months, Borrower shall pay interest on such LIBOR Loan quarterly on the first Business Day of each calendar quarter following the first day of such Interest Period. Borrower shall pay interest accrued on the Revolving Loan after the Ultimate Revolving Maturity Date on demand.

          5.1.2. Principal. Borrower shall repay the entire Revolving Loan on the Ultimate Revolving Maturity Date.

     5.2.  Scheduled Payments on Convertible Revolving Loan.

          5.2.1. Interest. Borrower shall pay interest accrued on the Convertible Revolving Loan monthly in arrears, beginning on the first day of the first full calendar month following the Effective Date, and continuing on the first day of each calendar month thereafter, and on the Ultimate Convertible Revolving Maturity Date. Borrower shall pay interest accrued on the Convertible Revolving Loan after the Ultimate Convertible Revolving Maturity Date on demand.

          5.2.2. Principal. Borrower shall repay the entire Convertible Revolving Loan on the Ultimate Convertible Revolving Maturity Date.

     5.3.  Scheduled Payments on Conversion Term Loans.

          5.3.1. Interest. Borrower shall pay interest accrued on each Conversion Term Loan monthly in arrears, beginning on the first day of the first full calendar month following the date of such Conversion Term Loan, and continuing on the first day of each calendar month thereafter, and on the Ultimate Term Maturity Date. Borrower shall pay interest accrued on each Conversion Term Loan after the Ultimate Term Maturity Date on demand.

          5.3.2. Principal. Borrower shall repay the principal of each Conversion Term Loan in consecutive equal quarterly installments, in a Dollar amount equal to a fraction the numerator of which is the initial principal amount of such Conversion Term Loan and the denominator of which is the total number of calendar quarters of the Term Conversion Repayment Period, beginning on the first day of the first full calendar quarter following the date of such Conversion Term Loan, and continuing on the first day of each calendar quarter thereafter, with a final installment of the remaining outstanding principal balance on the Ultimate Term Maturity Date.

     5.4.  Prepayments and Reduction of Commitments.

          5.4.1.  Voluntary.

               5.4.1.1. Revolving Loan. Borrower shall not be entitled to prepay any LIBOR Loan. Borrower may prepay the Revolving Loan and the Convertible Revolving Loan (provided such Loans are Adjusted CBR Loans) at any time without penalty. Amounts applied to reduce the Revolving Loan or the Convertible Revolving Loan may be reborrowed as Revolving Advances or Convertible Revolving Advances, respectively, as provided herein, but no Revolving Advance will be made on or after the Ultimate

          Revolving Maturity Date and no Convertible Revolving Advance will be made on or after the Ultimate Convertible Revolving Maturity Date.

               5.4.1.2. Revolving Commitment. Borrower may reduce the Revolving Commitment or the Convertible Revolving Commitment in whole multiples of $100,000 at any time and from time to time, but only if (i) Borrower gives Lender written notice of Borrower's intention to make such reduction at least one Business Day prior to the effective date of the reduction, and (ii) Borrower makes on the effective date of the reduction any payment on the Revolving Loan or Convertible Revolving Loan required under Section as a consequence of the reduction. Any such reduction of the Revolving Commitment or the Convertible Revolving Commitment shall be permanent.

               5.4.1.3. Term Loan. Borrower shall not be entitled to prepay any LIBOR Loan. Borrower may wholly prepay any Conversion Term Loan (provided such Loans are Adjusted CBR Loans) at any time, and may make partial prepayments on any Conversion Term Loan in whole multiples of $100,000 from time to time, but only if (i) Borrower gives Lender written notice of Borrower's intention to make such prepayment at least one Business Day prior to tendering the prepayment, and (ii) Borrower pays any accrued interest on the amount prepaid at the time of such prepayment. Each partial prepayment on a Conversion Term Loan shall be applied to the remaining principal installments in the inverse order of their due dates.

               5.4.1.4. Premiums. No penalty or premium shall be payable upon any reduction by Borrower in the Revolving Commitment or Convertible Revolving Commitment. No penalty or premium shall be payable upon any prepayment of any Conversion Term Loan.

          5.4.2.  Mandatory.

               5.4.2.1. Over-Advances. If at any time the Revolving Loan exceeds the Revolving Commitment or the Convertible Revolving Loan exceeds the Convertible Revolving Commitment, whether as a result of an optional Revolving Advance or Convertible Revolving Advance by Lender as contemplated by Section , Section , or otherwise, Borrower shall on demand make a payment to Lender in the amount of the excess. Each such prepayment shall be applied first to reduce Adjusted CBR Loans which are Revolving Loans or Convertible Revolving Loans, as applicable, until such Loans are reduced to zero, and applied next to reduce LIBOR Loans which are Revolving Loans or Convertible Revolving Loans, as applicable, until such Loans are reduced to zero.

               5.4.2.2. Term Conversions. On the date of any Term Conversion, Borrower shall pay to Lender any accrued interest which accrued prior to such Term Conversion on the amount so converted.

               5.4.2.3. Proceeds from Sales of Assets. If Borrower sells any of its assets in a single transaction or related series of transactions that are not in the ordinary course of business, Borrower shall make a prepayment on the Conversion Term Loans in the amount of the gross proceeds therefrom less reasonable selling expenses and the increment in federal, state and local income taxes, if any, payable as a consequence of any taxable gain from such sale. Borrower need not make such prepayment, however, unless the net proceeds from such sale or sales exceed an amount equal to five percent (5%) of Total Assets of Borrower (calculated prior to giving effect to such sale) in the aggregate in any Fiscal Year.

               5.4.2.4. Proceeds from Sale of Securities. Unless otherwise permitted herein, if after the Execution Date Borrower issues any securities, or warrants or options therefor, except such as are subordinated in right of payment to all the Loan Obligations in a manner satisfactory to Lender, Borrower shall make a prepayment on the Conversion Term Loans promptly after such sale in an amount equal to the lesser of (i) the Conversion Term Loans, or (ii) fifty percent (50%) of the gross proceeds therefrom less reasonable brokers' and underwriters' fees and commissions and other reasonable issuing expenses. Borrower need not make such prepayment, however, as a result of any issuance of securities, warrants, or options provided the net proceeds from such issuances do not exceed $1,000,000 in the aggregate in any Fiscal Year ("Permitted Issuances").

               5.4.2.5. Application of Insurance/Condemnation Proceeds. On the 90th day after receipt by Borrower of any Insurance/Condemnation Proceeds in excess of $500,000, Borrower shall make a prepayment on the Conversion Term Loans in the amount of such Insurance/Condemnation Proceeds that have not, within the 90 day period following Borrower's receipt of such Insurance/Condemnation Proceeds, been either expended, or committed to be expended, by Borrower for the purpose of rebuilding, repairing or replacing the property for which such Insurance/Condemnation Proceeds were paid or for re-investment in Covered Persons. All amounts so committed to be expended, but not yet expended, by Borrower for the purpose of rebuilding, repairing or replacing such property or for re-investment in Covered Persons shall be deposited in an interest-bearing account with Lender in the name of Borrower (the "Proceeds Account"). Borrower hereby assigns and grants to Lender a security interest in any such Proceeds Account as security for payment and performance of the Loan Obligations. To the extent that Borrower provides evidence satisfactory to Lender that Borrower has committed to expend funds in the Proceeds Account for rebuilding, repairing or replacing such property, Borrower may expend such funds. Any funds remaining in the Proceeds Account upon completion of the rebuilding, repairing or replacing of such property shall be applied to reduce the Conversion Term Loans.

     Each prepayment under this Section 5.4 that is required to be applied to reduce the Conversion Term Loans shall be applied to the Conversion Term Loans in such order as Lender determines in its sole and absolute discretion. If application to the Conversion Term Loans of any prepayment required under this Section 5.4 reduces the Conversion Term Loans to zero, the remaining amount of such prepayment shall be applied to reduce the Revolving Loan and the Revolving Commitment shall be automatically and permanently reduced by an equivalent amount. If application to the Revolving Loan of any prepayment required under this Section 5.4 reduces the Revolving Loan to zero, the remaining amount of such prepayment shall be applied to reduce the Convertible Revolving Loan and the Convertible Revolving Commitment shall be automatically and permanently reduced by an equivalent amount.

     5.5. Manner of Payments and Timing of Application of Payments.

          5.5.1. Payment Requirement. Unless expressly provided to the contrary elsewhere herein, Borrower shall make each payment on the Loan Obligations to Lender as required under the Loan Documents in Dollars at the Applicable Lending Office on the date when due, without deduction, set-off or counterclaim.

          5.5.2. Application of Payments. All payments received by Lender in immediately available funds at or before 12:00 p.m., St. Louis time, on a Business Day will be applied on the same day. Such payments received on a day that is not a Business Day or after 12:00 p.m. on a Business Day will be applied to the relevant Loan Obligation on the next Business Day. Except as otherwise expressly provided in this Agreement, Lender shall determine in its discretion the order and manner in which proceeds of the Collateral and other payments that Lender receives are applied to the Loan Obligations, and Borrower hereby irrevocably waives the right to direct the application of all payments and such proceeds. Lender shall have the continuing and exclusive right to apply and reverse and reapply all such proceeds and payments to any of the Loan Obligations.

          5.5.3. Interest Calculation. Section notwithstanding, for purposes of interest calculation only, (i) a payment by check, draft or other instrument received at or before 12:00 p.m., St. Louis time, on a Business Day shall be deemed to have been applied to the relevant Loan Obligation on the second following Business Day, (ii) a payment by check, draft or other instrument received on a day that is not a Business Day or after 12:00 p.m. on a Business Day shall be deemed to have been applied by Lender to the relevant Loan Obligation on the third following Business Day, (iii) a payment in cash or by wire transfer received at or before 12:00 p.m., St. Louis time, on a Business Day shall be deemed to have been applied to the relevant Loan Obligation on the Business

     Day when it is received, and (iv) a payment in cash or by wire transfer received on a day that is not a Business Day or after 12:00 p.m., St. Louis time, on a Business Day shall be deemed to have been applied to the relevant Loan Obligation on the next Business Day.

          5.5.4. Returned Checks. If a payment is made by check, draft or other instrument and the check, draft or other instrument is returned to Lender unpaid, the application of the payment to the Loan Obligation will be reversed and will be treated as never having been made.

     5.6. Due Dates Not on Business Days. If any payment required hereunder becomes due on a date that is not a Business Day, then such due date shall be deemed automatically extended to the next Business Day.

6. Indemnity for Returned Payments. If after receipt of any payment of, or proceeds applied to the payment of, all or any part of the Loan Obligations, Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, an impermissible setoff, or a diversion of trust funds, or for any other reason, then the Loan Obligations or part thereof intended to be satisfied shall be revived and this Agreement shall continue in full force and Borrower shall be liable to pay to Lender, and hereby does indemnify Lender and hold Lender harmless for, the amount of such payment or proceeds surrendered. The provisions of this Section shall be and remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon any such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section shall survive termination of the Revolving Commitment, the Convertible Revolving Commitment, the Term Commitment and the payment and satisfaction of all of the Loan Obligations.

7.  Borrowing Procedure and Limits.

     7.1. Revolving Advances. Borrower may request a Revolving Advance or Convertible Revolving Advance by submitting a Revolving Advance Request to Lender. Only a written request (which may be mailed, personally delivered or telecopied as provided in Section ) from a Borrowing Officer to Lender that specifies the amount of the Revolving Advance or Convertible Revolving Advance to be made, the date the proceeds of the Revolving Advance or Convertible Revolving Advance are requested to be made available to Borrower (the "Revolving Advance Date"), whether it is to be a LIBOR Advance or an Adjusted CBR Advance, and the Interest Period to be applicable to the Advance if it is a LIBOR Advance shall be treated as a "Revolving Advance Request". Each Revolving Advance and Convertible Revolving Advance shall be in an amount of no less than $50,000 that is a whole multiple of $10,000. A Revolving Advance Request received by Lender on a day that is not a Business Day or that is received by Lender after 2:00 p.m., St. Louis time, on a Business Day shall be treated as having been received by Lender at 2:00 p.m., St. Louis time, on the next Business Day. A Revolving Advance Request shall become irrevocable at 2:00 p.m., St. Louis time, on the Revolving Advance Date unless it is sooner revoked by a Borrowing Officer. Lender shall incur no liability to Borrower for treating any such request as a Revolving Advance Request or for treating a revocation thereof as such if Lender believes in good faith that the Person making the request or revocation is a Borrowing Officer. Lender shall also incur no liability to Borrower for failing to treat any such request as a Revolving Advance Request or for treating a revocation thereof as such if Lender believes in good faith that the Person making the request or revocation is not a Borrowing Officer. Each Revolving Advance Request by a Borrowing Officer shall constitute a certification by Borrower that (i) no Default has occurred that is continuing and not waived in writing by Lender and no Event of Default has occurred that is not waived in writing by Lender, (ii) all representations and warranties of Borrower in this Agreement are then true, and will be true on the Revolving Advance Date, as if then made, and (iii) all conditions precedent hereunder to the making of the requested Revolving Advance or Convertible Revolving Advance have been satisfied. There may not be more than one Revolving Advance or Convertible Revolving Advance made pursuant to a Revolving Advance Request on any one day. Provided that all conditions precedent herein to a requested Revolving Advance or Convertible Revolving Advance have been satisfied, Lender will fund the amount of such requested Revolving Advance or Convertible Revolving Advance, as applicable into the Concentration Account on the Revolving Advance Date.

     7.2. Lender's Right to Make Other Revolving Advances. Lender shall have the right to make Revolving Advances or Convertible Revolving Advances at any time and from time to time to cause timely payment of any of the Loan Obligations. Lender will give notice to Borrower after making any such Revolving Advance or Convertible Revolving Advance.

     7.3. Term Conversions. Borrower may request a Term Conversion by submitting a Term Conversion Request to Lender. Only a written request (which may be mailed, personally delivered or telecopied as provided in Section ) from a Borrowing Officer to Lender that specifies the amount of the Term Conversion to be made, the Term Conversion Repayment Period, and the date the Term Conversion is requested to be made (the "Term Conversion Date") shall be treated as a "Term Conversion Request". If at any time the Convertible Revolving Loan exceeds $7,500,000, Borrower shall be deemed to have made a Term Conversion Request in the amount of $7,500,000. Each Term Conversion shall be made in an amount of no less than $2,000,000 that is a whole multiple of $250,000. A Term Conversion Request received by Lender on a day that is not a Business Day or that is received by Lender after 2:00 p.m., St. Louis time, on a Business Day shall be treated as having been received by Lender at 2:00 p.m., St. Louis time, on the next Business Day. A Term Conversion Request shall become irrevocable at 2:00 p.m., St. Louis time, on the Term Conversion Date unless it is sooner revoked by a Borrowing Officer. Lender shall incur no liability to Borrower for treating any such request as a Term Conversion Request or for treating a revocation thereof as such if Lender believes in good faith that the Person making the request or revocation is a Borrowing Officer. Lender shall also incur no liability to Borrower for failing to treat any such request as a Term Conversion Request if Lender believes in good faith that the Person making the request is not a Borrowing Officer. Each Term Conversion Request by a Borrowing Officer shall constitute a certification by Borrower that (i) no Default has occurred that is continuing and not waived in writing by Lender and no Event of Default has occurred that is not waived in writing by Lender, (ii) all representations and warranties of Borrower in this Agreement are then true, and will be true on the Term Conversion Date, as if then made, and (iii) all conditions precedent hereunder to the making of the requested Term Conversion have been satisfied. There may not be more than one Term Conversion made pursuant to a Term Conversion Request on any one day. Provided that all conditions precedent herein to a requested Term Conversion have been satisfied, Lender will make the requested Term Conversion on the later to occur of (i) the date Lender receives a

Term Note from Borrower to evidence the Conversion Term Loan created by such Term Conversion or (ii) the Term Conversion Date.

     7.4. Restriction on Number of LIBOR Loans. No more than ten LIBOR Loans with different Interest Periods may be outstanding at any one time.

     7.5. Suspension of Obligation to Make LIBOR Advances. If (i) on any date for determining the LIBO Rate for any Interest Period, by reason of any changes arising after the Execution Date affecting the London Interbank Market, or Lender's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition herein of LIBO Rate, or (ii) the making of any Advance which is to be a LIBOR Advance or the continuance of any LIBOR Advance by Lender has become unlawful by compliance by Lender in good faith with any Law or any pronouncement of a Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then Lender shall promptly give notice to Borrower of such determination. Until Lender notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist, (a) the obligation of Lender to make Advances which are LIBOR Advances shall be suspended, (b) each outstanding LIBOR Advance from Lender shall be automatically converted into an Adjusted CBR Advance on the earlier of the last day of the Interest Period for such LIBOR Advance or the last date permitted by applicable law, and (c) all Revolving Advances from Lender shall be Adjusted CBR Advances. Notwithstanding anything to the contrary contained herein, if a LIBOR Advance is converted to an Adjusted CBR Advance pursuant to this Section 7.5, the per annum interest rate applicable thereto from and after the effective date of such conversion shall be the Adjusted CBR (but otherwise calculated as provided in Section ).

8. Security and Guaranties. As security for payment and performance of the Loan Obligations, Borrower shall on the Execution Date execute and deliver, or cause to be executed and delivered, to Lender the following documents:

     8.1.  Security.

          8.1.1. security agreements from Borrower granting to Lender a security interest in all of the Goods, Equipment, Accounts, Inventory, Instruments, Documents, Chattel Paper, and General Intangibles of Borrower, whether now owned or hereafter acquired, and all proceeds thereof (the "Borrower Personal Property Collateral"), subject only to Permitted Liens affecting such property (each such security agreement that Borrower executes and delivers to Lender, either on or after the Execution Date, and as it may be amended, restated or replaced from time to time, a "Borrower Security Agreement");

          8.1.2. stock pledge agreements granting to Lender a lien and security interest in all of the capital stock and other Securities of every Subsidiary and Affiliate of Borrower, now or hereafter issued and outstanding, and all proceeds thereof (each such stock pledge agreement that Borrower or any Subsidiary or Affiliate of Borrower executes and delivers to Lender, either on or after the Execution Date, and as it may be amended, restated, or replaced from time to time, a "Stock Pledge Agreement");

          8.1.3. subordination agreements as required by Lender, executed by Persons having any security interest in the assets of Borrower or any Covered Person, including, but not limited to, a subordination agreement executed by Resurgens Communications Group, Inc., with respect to its liens and security interests under that certain agreement For The Provision of Billing and Collection Services By Resurgens Communications Group, Inc. To Phone Zone dated June 2, 1992, and that certain Agreement for Operator Services dated June 2, 1992 between Resurgens and Phone Zone, as the same may be amended, renewed, restated or otherwise modified (the "Resurgens Agreements") (each such subordination agreement that Borrower causes to be executed and delivered to Lender, either on or after the Execution Date, and as it may be amended, restated or replaced from time to time, a "Subordination Agreement");

          8.1.4. a collateral assignment of contracts (the "Assignment of Contracts") among Borrower, Phone Zone, Inc. and Lender, assigning to Lender (i) all of Borrower's rights and interest in the Equipment Lease Agreement and certain other contracts and (ii) all of Phone Zone, Inc.'s right, title and interest in the Resurgens Agreements.

     Lender may, in its sole discretion, (i) exchange, waive or release any of the Collateral, (ii) apply Collateral and direct the order or manner of sale thereof as Lender may determine, and (iii) settle, compromise, collect or otherwise liquidate any Collateral in any manner, all without affecting the Loan Obligations or Lender's right to take any other action with respect to any other Collateral.

     8.2. Guaranties. The Loan Obligations shall be guarantied jointly and severally by all current and hereafter existing or acquired Subsidiaries of Borrower that have significant assets or operations in the reasonable determination of Lender including, but not limited to, Telaleasing Enterprises, Inc., an Illinois corporation, Phone Zone, Inc., an Illinois corporation, TRCA, Inc., an Illinois corporation, Adtec Communications, Inc., a Florida corporation, Interstate Communications, Inc., a Georgia corporation, ComTel Computer Corp., a Nevada corporation, California ComTel Computer, Inc., a California corporation and Jax Payphones, Inc., a Florida corporation, pursuant to one or more continuing guaranties satisfactory to Lender (each and collectively, as the same may be amended, restated or replaced from time to time, the "Guaranty").

     8.3. Guarantor Security Agreements. The obligations of Guarantors under the Guaranty shall be secured by security agreements from each Guarantor granting to Lender a security interest in all of the Goods, Equipment, Accounts, Inventory, Instruments, Documents, Chattel Paper, General Intangibles and other personal property of such Guarantor, whether now owned or hereafter acquired, and all proceeds thereof (the "Guarantor Personal Property Collateral"), subject only to Permitted Liens (each such security agreement that a Guarantor executes and delivers to Lender, either on or after the Execution Date, and as it may be amended, restated or replaced from time to time, a "Guarantor Security Agreement");

     8.4. Further Security. As further security for the Loan Obligations, if Borrower or any of its Subsidiaries acquires or leases any real property with significant value and utility to Borrower or its Subsidiaries after the Execution Date, Borrower shall notify Lender thereof and shall, if Lender reasonably requests, deliver or cause to be delivered to

Lender a deed of trust or mortgage, or leasehold deed of trust or mortgage, as appropriate, on each parcel of such real property promptly upon request by Lender.

     All of the foregoing documents and any similar documents that Borrower or Guarantors execute and deliver to Lender after the Execution Date to secure the Loan Obligations, as they may be amended, restated or replaced from time to time, are referred to herein collectively as the "Security Documents". If Borrower or any of its Subsidiaries acquires any Subsidiaries subsequent to the Execution Date, Borrower shall notify Lender thereof and shall immediately upon Lender's request deliver appropriate Security Documents in substantially the form delivered pursuant hereto from such of the acquired Subsidiaries as may be requested by Lender; all such Security Documents delivered to Lender, together with the other Security Documents delivered pursuant hereto, as the same may be amended, restated or replaced, shall be deemed to be, as applicable, the Borrower Security Agreement; Stock Pledge Agreement; Subordination Agreement; Assignment of Contracts; Guaranty or Guarantor Security Agreement hereunder, and all such agreements shall be Security Documents hereunder.

9. Power of Attorney. Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender), as Borrower's true and lawful agent and attorney-in-fact (which appointment is coupled with an interest and is therefore irrevocable), and authorizes Lender, in the name of Borrower, or in Lender's name, to exercise the following powers or take the following actions; provided, however, that such designation and authorization shall be automatically revoked upon the payment in full of the Loan Obligations, and the termination of the Commitments:

     9.1. During the continuance of a Default that is not waived in writing by Lender and after the occurrence of an Event of Default that is not waived in writing by Lender: (i) demand payment of any Account; (ii) enforce payment of any Account by legal proceedings or otherwise; (iii) exercise all of Borrower's rights and remedies in proceedings brought to collect any Account; (iv) sell or assign any Account upon such terms, for such amount and at such time or times as Lender deems advisable; (v) settle, adjust, compromise, extend or renew any Account; (vi) discharge and release any Account; (vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar documents against an Account Debtor; (viii) notify the postal authorities of any change of the address for delivery of such Borrower's mail to any address designated by Lender, (ix) endorse Borrower's name on any verification of Accounts and notices thereof to Account Debtors; and (x) do all other acts and things which are necessary, in Lender's commercially reasonable judgment after considering all relevant facts and circumstances, to fulfill the Loan Obligations.

     9.2. At any time, (i) make one or more Revolving Advances or Convertible Revolving Advances to pay the costs and expenses of any of the foregoing; (ii) take control in any manner of any item of payment or proceeds of any Account;
(iii) have access to any lockbox or postal box into which Borrower's mail is deposited; (iv) endorse Borrower's name upon any items of payment and collect and apply the same to the Loan Obligations as provided herein; (v) endorse Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or other item of the Collateral; (vi) execute in Borrower's name and on Borrower's behalf any financing statements or amendments thereto; and (vii) communicate with Borrower's independent certified public accountants.

10.  Conditions of Lending.

     10.1. Conditions to Initial Advance. As conditions precedent to Lender's obligation to make the initial Advance:

          10.1.1. Listed Documents and Other Items. Lender shall have received on or before the Effective Date all of the documents and other items listed or described in Exhibit hereto, with each being (as applicable) duly executed and (also as applicable) sealed, attested, acknowledged, certified, or authenticated.

          10.1.2. Financial Condition. Lender shall have determined to its satisfaction that the financial statements of Borrower for the period ended December 31, 1995 (the "Initial Financial Statements") as furnished to Lender and other information furnished to Lender by Borrower fairly and accurately reflect the business and financial condition of Borrower, its cash flows and the results of its operations for the periods covered by the Initial Financial Statements and such information.

          10.1.3. No Default. No Default shall have occurred and be continuing that is not waived in writing by Lender, no Event of Default shall have occurred that is not waived in writing by Lender, and neither will occur as a result of such Advance being requested or made or the application of the proceeds thereof.

          10.1.4. Perfection of Liens and Security Interests. Every lien and security interest required to be granted by Borrower and Guarantors to Lender under Section shall have been perfected and shall be, except as otherwise satisfactory to Lender, a first priority lien or security interest.

          10.1.5. Representations and Warranties. The representations and warranties contained in the Loan Documents shall be true and correct.

          10.1.6. Material Adverse Change. Since the date of the most recent Financial Statements delivered to Lender, there shall not have been any change in the financial condition of Borrower which would have a Material Adverse Effect.

          10.1.7. Pending Material Proceedings. There shall be no pending Material Proceedings.

          10.1.8. Payment of Fees. Borrower shall have paid and reimbursed to Lender all fees, costs and expenses that are payable or reimbursable to Lender hereunder on or before the Effective Date.

          10.1.9. Legal Opinion. Lender shall have received an opinion of Borrower's counsel satisfactory to Lender.

          10.1.10. Other Items. Lender shall have received such other consents, approvals, opinions, certificates or documents as it reasonably deems necessary.

     10.2. Conditions to Term Conversions and Subsequent Advances. The obligation of Lender to make any Term Conversion or subsequent Advance shall be subject to the prior or concurrent fulfillment of each of the following additional conditions precedent:

          10.2.1. General Conditions. All of the conditions to the initial Advances in Section shall have been and shall remain satisfied.

          10.2.2. Representations and Warranties. The representations and warranties contained in the Loan Documents shall be true and correct as of the time of such Advance or Term Conversion, with the same force and effect as if made at such time.

          10.2.3. Default. No Default shall have occurred and be continuing that is not waived in writing by Lender, no Event of Default shall have occurred that is not waived in writing by Lender, and neither will occur as a result of such Revolving Advance, Convertible Revolving Advance, or Term Conversion being requested or made or the application of the proceeds thereof.

11.  Representations and Warranties.

     Except as otherwise described the disclosure schedule that is attached hereto as Exhibit (the "Disclosure Schedule"), Borrower represents and warrants to Lender as follows:

     11.1. Organization and Existence. Each Covered Person is duly organized and existing in good standing under the laws of the state of its organization, is duly qualified to do business and is in good standing in every state where the nature or extent of its business or properties require it to be qualified to do business, except where the failure to so qualify will not have a Material Adverse Effect. Each Covered Person has the power and authority to own its properties and carry on its business as now being conducted.

     11.2. Authorization. Each Covered Person is duly authorized to execute and perform every Loan Document to which such Covered Person is a party, and Borrower is duly authorized to borrow hereunder, and this Agreement and the other Loan Documents have been duly authorized by all requisite corporate action of each Covered Person. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with Borrower's execution, delivery or performance of this Agreement and the other Loan Documents, except for those already duly obtained.

     11.3. Due Execution. Every Loan Document to which a Covered Person is a party has been executed on behalf of such Covered Person by a Person duly authorized to do so.

     11.4. Enforceability of Obligations. Each of the Loan Documents to which a Covered Person is a party constitutes the legal, valid and binding obligation of such Covered Person, enforceable against such Covered Person in accordance with its terms, except to the extent that the enforceability thereof against such Covered Person may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles of general application.

     11.5. Burdensome Obligations. No Covered Person is a party to or bound by any Contract or is subject to any provision in the Charter Documents of such Covered Person which would, if performed by such Covered Person, result in a Default or Event of Default either immediately or upon the elapsing of time.

     11.6. Legal Restraints. The execution of any Loan Document by a Covered Person will not violate or constitute a default under the Charter Documents of such Covered Person, any Material Agreement of such Covered Person, or any Material Law, and will not, except as expressly contemplated or permitted in this Agreement, result in any Lien being imposed on any of such Covered Person's property. The performance by any Covered Person of its obligations under any Loan Document to which it is a party will not violate or constitute a default under the Charter Documents of such Covered Person, any Material Agreement of such Covered Person, or any Material Law, and will not, except as expressly contemplated or permitted in this Agreement, result in any Lien being imposed on any of such Covered Person's property.

     11.7. Labor Disputes. There is no collective bargaining agreement or other labor contract covering employees of a Covered Person, and no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement. No union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of a Covered Person for any similar purpose, and there is no pending or, to the best of Borrower's knowledge, threatened, strike, work stoppage, material unfair labor practice claim or other material labor dispute against or affecting any Covered Person or its employees.

     11.8. No Material Proceedings. There are no Material Proceedings pending or, to the best knowledge of Borrower, threatened.

     11.9. Material Licenses. All Material Licenses have been obtained or exist for each Covered Person.

     11.10. Compliance with Laws. Each Covered Person is in compliance with all Material Laws. Without limiting the generality of the foregoing:

          11.10.1. Compliance. The operations of every Covered Person comply in all material respects with all applicable Environmental Laws and Employment Laws.

          11.10.2. Proceedings. None of the operations of any Covered Person are the subject of any judicial or administrative complaint, order or proceeding alleging the violation of any applicable Environmental Laws or Employment Laws which, if adversely determined, would have a Material Adverse Effect on Borrower.

          11.10.3. Investigations. None of the operations of any Covered Person are the subject of investigation by any Governmental Authority regarding the improper transportation, storage, disposal, generation or release into the environment of any Hazardous Waste, the results of which may have a Material

     Adverse Effect on such Covered Person, on the value of the Collateral, or on the overall assets of such Covered Person.

          11.10.4. Notices; Reports. No notice or report under any Environmental Law indicating a past or present spill or release into the environment of any Hazardous Waste has been filed, or is required to be filed, by any Covered Person.

          11.10.5. Environmental Property Transfer Acts. No Environmental Property Transfer Acts are applicable to the transactions contemplated by this Agreement and Borrower has provided all notices and obtained all necessary environmental permit transfers and consents, if any, required in order to consummate the transactions contemplated by this Agreement, to perfect Lender's Liens and to operate Borrower's business as presently or proposed to be operated.

          11.10.6. Wage and Hour Laws. Each Covered Person to which any of the Wage and Hour Laws apply pays its employees in compliance with such Laws.

     11.11. Other Names. No Covered Person has used any name other than the full name which identifies such Covered Person in this Agreement. The only trade name or style under which a Covered Person sells Inventory or creates Accounts, or to which instruments in payment of Accounts are made payable, is the name which identifies such Covered Person in this Agreement.

     11.12. Capitalization. Borrower's authorized capital stock consists of 10,000,000 shares of common stock, no par value, of which 4,556,219 shares are validly issued and outstanding, fully paid and non-assessable.

     11.13. Financial Statements. The Initial Financial Statements are complete and correct, have been prepared in accordance with GAAP, and fairly reflect the financial condition, results of operations and cash flows of the Persons covered thereby as of the dates and for the periods stated therein.

     11.14. No Change in Condition. Since the date of the Initial Financial Statements delivered to Lender, there has been no change in the financial condition of any Covered Person which would have a Material Adverse Effect on Borrower.

     11.15. No Defaults. No Covered Person has breached or violated or is in default under any Material Agreement, or is in default with respect to any Material Obligation of such Covered Person. No Default has occurred which is continuing and no Event of Default has occurred.

     11.16. Investments. No Covered Person has any Investments in other Persons except existing Permitted Investments.

     11.17. Indebtedness. No Covered Person has any Indebtedness except existing Permitted Indebtedness.

     11.18. Indirect Obligations. No Covered Person has any Indirect Obligations except existing Permitted Indirect Obligations.

     11.19. Operating Leases. No Covered Person has an interest as lessee under any Operating Leases, except as permitted under Section .

     11.20. Capital Leases. No Covered Person has an interest as a lessee under any Capital Leases, except as disclosed on Schedule .

     11.21. Tax Liabilities; Governmental Charges. Each Covered Person has filed or caused to be filed all tax reports and returns required to be filed by it with any Governmental Authority, except where extensions have been properly obtained or where such Covered Person was unaware of any obligation to file a report or return, and has paid or made adequate provision for payment of all taxes, assessments, fees and other charges levied upon it or upon its income or properties by any Governmental Authority which are due and payable, including interest and penalties, except such taxes, assessments, fees and other charges, if any, as are being diligently contested in good faith by appropriate proceedings and as to which such Covered Person has established adequate reserves in conformity with GAAP on the books of such Covered Person. No Liens for any such taxes, assessments, fees or other charges have been filed and no claims are being asserted with respect to any such taxes, assessments, fees or other charges which, if adversely determined, would have a Material Adverse Effect on such Covered Person. Except as disclosed on Exhibit , none of the federal income tax returns of any Covered Person has ever been audited by the Internal Revenue Service. There are no material unresolved issues concerning any tax liability of a Covered Person which, if adversely determined, would have a Material Adverse Effect on such Covered Person.

     11.22. Pension Benefit Plans. All Pension Benefit Plans maintained by each Covered Person or an ERISA Affiliate qualify under Section 401 of the Code and are in compliance with the provisions of ERISA. Except with respect to events or occurrences which would not have a Material Adverse Effect:

          11.22.1. Prohibited Transactions. None of such Pension Benefit Plans has participated in, engaged in or been a party to any non-exempt prohibited transaction as defined in ERISA or the Code, and no officer, director or employee of a Covered Person or of an ERISA Affiliate has committed a breach of any of the responsibilities or obligations imposed upon fiduciaries by Title I of ERISA.

          11.22.2. Claims. There are no claims, pending or threatened, involving any such Pension Benefit Plan by a current or former employee (or beneficiary thereof) of such Covered Person or ERISA Affiliate, nor is there any reasonable basis to anticipate any claims involving any such Pension Benefit Plan which would likely be successfully maintained against such Covered Person or ERISA Affiliate.

          11.22.3. Reporting and Disclosure Requirements. There are no violations of any reporting or disclosure requirements with respect to any such Pension Benefit Plan and none of such Pension Benefit Plans has violated any applicable Law, including but not limited to ERISA and the Code.

          11.22.4. Accumulated Funding Deficiency. No such Pension Benefit Plan has (i) incurred an "accumulated funding deficiency" (within the meaning of Section 412(a) of the Code), whether or not waived; (ii) been a Pension Benefit Plan with respect to which a Reportable Event (to the extent that the reporting of such events to the PBGC within thirty days of the occurrence has not been waived) has occurred and is continuing; or (iii) been a Pension Benefit Plan with respect to which there exist conditions or events which have occurred that present a significant risk of termination of such Pension Benefit Plan by the PBGC.

          11.22.5. Multi-employer Plan. No Covered Person or ERISA Affiliate has received notice that any Multi-employer Plan to which such Covered Person or ERISA Affiliate contributes is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multi-employer Plan to which such Covered Person or ERISA Affiliate contributes is reasonably expected to be in reorganization or to be terminated within the meaning of Title IV of ERISA.

     11.23. Welfare Benefit Plans. No Covered Person or ERISA Affiliate maintains a Welfare Benefit Plan that has a liability which, if enforced or collected, would have a Material Adverse Effect. Each Covered Person and ERISA Affiliate has complied in all material respects with the applicable requirements of Section 4980B of the Code pertaining to continuation coverage as mandated by COBRA.

     11.24. Retiree Benefits. No Covered Person or ERISA Affiliate has an obligation to provide any Person with any medical, life insurance, or similar benefit following such Person's retirement or termination of employment (or to such Person's beneficiary subsequent to such Person's death) other than (i) such benefits provided to Persons at such Person's sole expense and (ii) obligations under COBRA.

     11.25. State of Collateral and other Property. Each Covered Person has good and marketable or merchantable title to all real and personal property purported to be owned by it or reflected in the Initial Financial Statements, except for personal property sold in the ordinary course of business after the date of the Initial Financial Statements. There are no Liens on any of the property purported to be owned by any Covered Person, including the Collateral, except existing Permitted Liens. Each tangible item of Personal Property Collateral purported to be owned by a Covered Person is in good operating condition and repair and is suitable for the use to which it is customarily put by its owner. Without limiting the generality of the foregoing:

          11.25.1. Accounts. With respect to each Account scheduled, listed or referred to in reports submitted by Borrower to Lender pursuant to the Loan Documents, except as disclosed therein: (i) the Account arose from a bona fide transaction completed in accordance with the terms of any documents pertaining to such transaction; (ii) the Account is not evidenced by a judgment and there is no material dispute respecting it; (iii) the amount of the Account as shown on Borrower's books and records and all invoices and statements which may be delivered to Lender with respect thereto are actually and absolutely owing to Borrower and are not in any way contingent; (iv) there are no set-offs, counterclaims or disputes existing or asserted with respect to the Account and

     Borrower has not made any agreement with any Account Debtor for any deduction therefrom except a discount or allowance allowed by Borrower in the ordinary course of its business for prompt payment; (v) there are no facts, events or occurrences which in any way impair the validity or enforcement of the Account or tend to reduce the amount payable thereunder as shown on Borrower's books and records and all invoices and statements delivered to Lender with respect thereto; (vi) the Account is assignable;
     (vii) the Account arose in the ordinary course of Borrower's business;
     (viii) to the best of Borrower's knowledge, the Account Debtor with respect to the Account has the capacity to contract; (ix) the services furnished and/or goods sold giving rise to the Account are not subject to any Lien except the first priority, perfected Lien of Lender and except the Permitted Liens; (x) to the best of Borrower's knowledge, there are no proceedings or actions which are threatened or pending against the Account Debtor with respect to the Account; and (xi) no payments have been or shall be made on the Account except payments promptly delivered to Lender or to other financial institutions approved by Lender pursuant to this Agreement.

          11.25.2. Inventory. With respect to Inventory scheduled, listed or referred to in any certificate, schedule, list or report given by Borrower, except as disclosed therein: (i) such Inventory (except for Inventory in transit) is located at one or another of the premises listed on Exhibit ;
     (ii) Borrower has good and merchantable title to such Inventory subject to no Lien whatsoever except for the first priority, perfected security interest granted to Lender in connection herewith and except for existing Permitted Liens; (iii) such Inventory is of good and merchantable quality, free from any material defects; (iv) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties; and (v) the completion of manufacture and sale or other disposition of such Inventory by Lender following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which Borrower is a party or to which the Inventory is subject.

          11.25.3. Equipment. With respect to the Borrower's equipment: (i) Borrower has good and marketable title thereto; (ii) none of such equipment is subject to any Liens except for the first priority security interest granted to Lender pursuant hereto and except for Permitted Liens; (iii) all such equipment is in good operating condition and repair, ordinary wear and tear alone excepted, and is suitable for the uses to which customarily put in the conduct of Borrower's business; and (iv) none of such equipment used in the conduct of Borrower's business is leased, other than leases of non-material items of office equipment.

          11.25.4. Documents, Instruments and Chattel Paper. All documents, instruments and chattel paper describing, evidencing or constituting Collateral, and all signatures and endorsements thereon, are complete, valid, and genuine, and all goods evidenced by such documents, instruments and chattel paper are owned by Borrower free and clear of all Liens other than Permitted Liens.

     11.26. Chief Place of Business; Locations of Collateral. As of the Execution Date, the chief executive office and the principal places of business of Borrower are located at the places listed and so identified on Exhibit . As of the Execution Date, the books and records of Borrower, and all of Borrower's chattel paper and all records of Accounts, are located at the places listed and so identified on Exhibit . As of the Execution Date, all of the Collateral (except for Inventory which is in transit) is located at the places listed and so identified on Exhibit . There is no office or place of business at which Borrower conducts business except those identified as its chief executive office, its places of business, and the places where its books and records pertaining to Accounts and chattel paper are kept as so identified on Exhibit .

     11.27. Negative Pledges. No Covered Person is a party to or bound by any Contract which prohibits the creation or existence of any Lien upon or assignment or conveyance of any of the Collateral.

     11.28.  Security Documents.

          11.28.1. Borrower Security Agreements. The Borrower Security Agreements are effective to grant to Lender an enforceable security interest in all rights, title and interest of Borrower in the Borrower Personal Property Collateral. Upon appropriate filing (as to all Borrower Personal Property Collateral in which a security interest may be perfected under the applicable state's UCC by filing a financing statement) or Lender's taking possession (as to items of the Borrower Personal Property Collateral of which a secured party must take possession in order to perfect a security interest under the applicable state's UCC), Lender will have a fully perfected security interest in the Borrower Personal Property Collateral described in the Borrower Security Agreements, subject only to Permitted Liens affecting the Borrower Personal Property Collateral.

          11.28.2. Guarantor Security Agreements. The Guarantor Security Agreements are effective to grant to Lender an enforceable security interest in all rights, title and interest of Guarantor in the Guarantor Personal Property Collateral. Upon appropriate filing (as to all Guarantor Personal Property Collateral in which a security interest may be perfected under the applicable state's UCC by filing a financing statement) or Lender's taking possession (as to items of the Guarantor Personal Property Collateral of which a secured party must take possession in order to perfect a security interest under the applicable state's UCC), Lender will have a fully perfected security interest in the Guarantor Personal Property Collateral described in the Guarantor Security Agreements, subject only to Permitted Liens affecting the Guarantor Personal Property Collateral.

     11.29. Stock Pledge Agreement. The Stock Pledge Agreement is effective to grant to Lender a security interest in and lien on all of Borrower's and its Subsidiaries' rights and interest in the stock described therein.

     11.30. S Corporation. There is no election in effect under Section 1362(a) of the Code for Borrower to be treated as an "S Corporation" as defined in
Section 1361(a) of the Code.

     11.31. Subsidiaries and Affiliates. Exhibit is a correct and complete list of the name and relationship to Borrower of all of Borrower's Subsidiaries and Affiliates.

     11.32. Margin Stock. Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" "margin stock" (within the meaning of Regulation U), and no part of the proceeds of any Advance will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation U or Regulation G of the FRB. None of the transactions contemplated by the Acquisition Documents will violate Regulations G, T, U or X of the FRB.

     11.33. Securities Matters. No proceeds of any Advance will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended.

     11.34. Investment Company Act, Etc. Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or a company "controlled" (within the meaning of such Investment Company Act) by such an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or any other Law limiting or regulating its ability to incur Indebtedness for money borrowed.

     11.35. No Material Misstatements or Omissions. Neither the Loan Documents, any of the Financial Statements nor any statement, list, certificate or other information furnished or to be furnished by Borrower to Lender in connection with the Loan Documents or any of the transactions contemplated thereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. Borrower has disclosed to Lender everything regarding the business, operations, property, financial condition, or business prospects of itself and every Covered Person that would have a Material Adverse Effect on Borrower or any Covered Person.

     11.36. Filings. All registration statements, reports, proxy statements and other documents, if any, required to be filed by Borrower with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, have been filed, and such filings are complete and accurate and contain no untrue statements of material fact or omit to state any material facts required to be stated therein or necessary in order to make the statements therein not misleading.

     11.37. Broker's Fees. No broker or finder is entitled to compensation for services rendered with respect to the transactions described in this Agreement.

     11.38. Disclosure. Neither this Agreement nor any document or statement furnished to Lender by or on behalf of Borrower hereunder contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

12. Survival of Representations. All representations and warranties in Section , and all representations and warranties in any certificate delivered by Borrower pursuant hereto, shall survive execution of each of the Loan Documents and the making of every Advance and Term Conversion, and may be relied upon by Lender as being true and correct until all of the Loan Obligations are fully and irrevocably paid.

13.  Affirmative Covenants.

     Borrower covenants and agrees that, so long as the Commitments remain in effect or any of the Loan Obligations are owing to Lender by Borrower, Borrower shall do, or cause to be done, the following:

     13.1. Use of Proceeds. Revolving Advances and Convertible Revolving Advances shall be used solely for working capital, general corporate purposes, and to fund acquisitions.

     13.2. Concentration Account. Borrower shall maintain a depository account with Lender at the Applicable Lending Office into which the proceeds of every Revolving Advance and Convertible Revolving Advance will be funded by Lender and from which all payments on the Loan Obligations will be paid by Borrower (the "Concentration Account").

     13.3. Corporate Existence; Material Licenses. Each Covered Person shall maintain its existence in good standing and its right to transact business in those states in which it is now or hereafter doing business, except where the failure to do so would not have a Material Adverse Effect on Borrower. Each Covered Person shall obtain and maintain all Material Licenses for such Covered Person. Notwithstanding anything in this Section to the contrary, any Covered Person may transfer its assets, including without limitation Material Licenses, to another Covered Person, provided that Borrower gives Lender prior written notice of such transaction. Thereafter, any such Covered Person may dissolve or otherwise discontinue its right to transact business.

     13.4. Maintenance of Property and Leases. Each Covered Person shall maintain in good condition and working order, and repair and replace as required, all buildings, equipment, machinery, fixtures and other real and personal property whose useful economic life has not elapsed and which is necessary for the ordinary conduct of the business of such Covered Person. Each Covered Person shall maintain in good standing and free of defaults all of its leases of buildings, equipment, machinery, fixtures and other real and personal property whose useful economic life has not elapsed and which is necessary for the ordinary conduct of the business of such Covered Person. Borrower shall not permit any of its equipment or other property to become a fixture to real property or an accession to other personal property unless Lender has a valid, perfected and first priority Lien in such real or personal property. Borrower will not, without Lender's prior written consent, alter or remove any identifying symbol or number on its equipment.

     13.5. Inventory. Borrower shall keep its Inventory in good and merchantable condition at its own expense and shall hold such Inventory for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of Borrower's business, on terms which do not include (other than with respect to immaterial amounts of inventory, if any) bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or similar repurchase or return terms. All such Inventory shall be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

     13.6. Insurance. Each Covered Person shall at all times keep insured or cause to be kept insured, with insurance companies having a rating of at least "A" by Best's Rating Service, all property owned by it of a character usually insured by others carrying on businesses similar to that of such Covered Person in such manner and to such extent and covering such risks as such properties are usually insured. Each Covered Person shall at all times carry insurance, with insurance companies having a rating of at least "A" by Best's Rating Service, against liability on account of damage to persons or property (including product liability insurance and insurance required under all applicable workmen's compensation laws) and covering all other liabilities common to such Covered Person's business, in such manner and to such extent as such coverage is usually carried by others conducting businesses similar to that of such Covered Person. All policies of liability insurance maintained hereunder shall name Lender as an additional insured; all fire and casualty policies of insurance maintained hereunder shall reflect Lender's interest therein as mortgagee under a standard New York or Union mortgagee clause. Lender is authorized, but not obligated, as the attorney-in-fact for Borrower, (i) prior to the occurrence of an Event of Default with Borrower's consent (which consent shall not be unreasonably withheld), and, upon the occurrence of an Event of Default, without Borrower's consent, to adjust and compromise proceeds payable under such policies of insurance, (ii) to collect, receive and give receipts for such proceeds in the name of Borrower and Lender, and (iii) to endorse Borrower's name upon any instrument in payment thereof. Such power granted to Lender shall be deemed coupled with an interest and shall be irrevocable. All policies of insurance maintained hereunder shall contain a clause providing that such policies may not be canceled, reduced in coverage or otherwise modified without 30 days prior written notice to Lender. Borrower shall upon request of Lender at any time furnish updated Evidence of Insurance (in the form required as a condition to Lender's lending hereunder) for such insurance to Lender.

     13.7. Payment of Taxes and Other Obligations. Each Covered Person shall promptly pay and discharge or cause to be paid and discharged, as and when due, any and all income taxes, federal or otherwise, lawfully assessed and imposed upon it, and any and all lawful taxes, rates, levies, and assessments whatsoever upon its properties and every part thereof, or upon the income or profits therefrom and all claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons for labor, materials, supplies, storage or other items or services which if unpaid might be or become a Lien or charge upon any of its property; provided, however, that nothing herein contained shall be construed as prohibiting a Covered Person from diligently contesting in good faith by appropriate proceedings the validity of any such taxes, rates, levies, or assessments, provided such Covered Person has established adequate reserves therefor in conformity with GAAP on the books of such Covered Person, and no Lien, other than a Permitted Lien, results from such non-payment.

     13.8. Compliance With Laws. Each Covered Person shall comply with all Material Laws. Without limiting the generality of the foregoing:

          13.8.1. Environmental Laws. Each Covered Person shall comply and shall use commercially reasonable efforts to ensure compliance by all tenants, subtenants and other occupants, if any, with all Environmental Laws.

          13.8.2. Pension Benefit Plans. Each Covered Person and each ERISA Affiliate shall comply with all reporting and disclosure requirements and all provisions of the Code and ERISA applicable to any Pension Benefit Plan maintained by such Covered Person or ERISA Affiliate.

          13.8.3. Employment Laws. Each Covered Person shall comply with all requirements of all Employment Laws applicable to such Covered Person.

          13.8.4. Wage and Hour Laws. Each Covered Person shall comply with all requirements of all Wage and Hour Laws applicable to such Covered Person.

     13.9. Pension Benefit Plans. Each Covered Person (1) shall notify Lender promptly of the establishment of any Pension Benefit Plan by such Covered Person, or by any ERISA Affiliate, which is subject to the requirements of ERISA; (2) shall maintain each such Pension Benefit Plan without terminating or amending the same if such termination or amendment would result in any liability to such Covered Person or ERISA Affiliate under Title IV of ERISA or any increase in current liability for the plan year that such Covered Person or ERISA Affiliate is required to provide security to such Pension Benefit Plan under Section 401(a)(29) of the Code; (3) shall at all times make prompt payments or contributions to meet the minimum funding standards set forth in ERISA and the Code with respect to any Pension Benefit Plan maintained by such Covered Person or ERISA Affiliate to which such standards are applicable; and
(4) promptly furnish such additional information concerning any such Pension Benefit Plan as Lender may from time to time request.

     13.10. Notice of Material Events. Borrower shall, promptly upon any Responsible Officer of Borrower obtaining knowledge or notice thereof, give notice to Lender of any (i) breach of any of the covenants in Section or ; (ii) Default or Event of Default; (iii) the commencement of any Material Proceeding; and (iv) any loss of or damage to any assets of a Covered Person or institution of any proceeding for the condemnation or other taking of any of the assets of a Covered Person, to the extent that such loss, damage or proceeding is likely to give rise to Insurance/Condemnation Proceeds or to result in a Material Adverse Effect. In addition,

          13.10.1. Borrower shall furnish to Lender from time to time all information which Lender reasonably requests with respect to the status of any Material Proceeding.

          13.10.2. Borrower shall within five days inform Lender of its receipt of, and deliver to Lender a copy of, any (a) notice that any violation of any Environmental Law or Employment Law which may have a Material Adverse Effect may have been committed or is about to be committed by any Covered Person, (b) notice that any administrative or judicial complaint or order has been filed or is about to be filed against any Covered Person alleging violations of any Environmental Law or Employment Law or requiring such Covered Person to take any action in connection with the release of any Hazardous Waste into the environment, (c) notice from a federal, state, or local governmental agency or private party alleging that a Covered Person may be liable or responsible for costs associated with a response to or cleanup of a release of Hazardous Waste into the environment or any damages caused thereby, (d) notice that a Covered Person is subject to federal, state or local investigation regarding the improper transportation, storage, disposal, generation or release into the environment of any Hazardous Waste, or (e) notice that any properties or assets of a Covered Person are subject to a Lien in favor of any Governmental Authority for any liability under any Environmental Law or damages arising from or costs incurred by such governmental entity in response to a release of Hazardous Waste into the environment.

          13.10.3. Borrower shall within 30 days after they occur deliver to Lender notice of the following events: (i) the failure of any Covered Person or ERISA Affiliate to make any required installment or any other required payment to any Pension Benefit Plan in sufficient amount to comply with ERISA and the Code on or before the due date for such installment or payment; (ii) the occurrence of any Reportable Event, "prohibited transaction" or "accumulated funding deficiency" (as those terms are defined in ERISA) with respect to any Pension Benefit Plan maintained or contributed to by a Covered Person or ERISA Affiliate; (iii) receipt by a Covered Person or ERISA Affiliate of any notice from a Multi-employer Plan regarding the imposition of withdrawal liability; and (iv) receipt by a Covered Person or ERISA Affiliate of any notice of the institution, or a Covered Person's expectancy of the institution, of any proceeding or receipt by such Covered Person or ERISA Affiliate of any notice of the taking, or such Covered Person's expectancy of the taking, of any other action which may result in the termination of any Pension Benefit Plan maintained or contributed to by such Covered Person or ERISA Affiliate, or the withdrawal or partial withdrawal by a Covered Person or ERISA Affiliate from any Pension Benefit Plan, and the filing or receipt by a Covered Person or ERISA Affiliate of any such notice and filing or receipt of all subsequent reports or notices under ERISA with or from the Internal Revenue Service, the PBGC, or the DOL relating to the same; and, in addition to such notice, deliver to Lender a certificate of the President or Chief Financial Officer of Borrower, setting forth details as to such events and the action that the affected Covered Person or ERISA Affiliate proposes to take with respect thereto. For purposes of this Section, Borrower and any ERISA Affiliate shall be deemed to know all facts known by the Administrator of any Plan of which Borrower or any ERISA Affiliate is the plan sponsor.

          13.10.4. Borrower shall, within ten days after it occurs, deliver to Lender notice of any default or event of default, or the occurrence of any event which would with the passage of time, giving of notice or otherwise, constitute a default or event of default with respect to any of the Permitted Indebtedness.

          13.10.5. Borrower shall, immediately after becoming aware thereof, deliver notice to Lender of any pending or threatened strike, work stoppage, material unfair labor practice claim or other material labor dispute affecting Borrower.

          13.10.6. Borrower shall deliver notice to Lender of any change in Borrower's name, state of incorporation, form of organization, trade names or styles under which Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, at least 30 days prior to such change.

          13.10.7. Borrower shall, immediately after becoming aware thereof, deliver notice to Lender of any change in Borrower's property, business, operations or condition (financial or otherwise) which may have a Material Adverse Effect.

          13.10.8. Borrower shall, immediately after becoming aware thereof, deliver notice to Lender of any violation of any Law applicable to Borrower or its properties which may have a Material Adverse Effect.

     13.11. Borrowing Officer. Borrower shall keep on file with Lender at all times an appropriate instrument naming each Borrowing Officer.

     13.12.  Maintenance of Liens of Security Documents.

          13.12.1. Preservation and Perfection of Liens. Borrower shall promptly, upon the reasonable request of Lender and at Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter file or record in the appropriate governmental office, any document or instrument supplementing or confirming the Security Documents or otherwise deemed necessary by Lender to create, preserve or perfect any Lien purported to be created by the Security Documents or to fully consummate the transactions contemplated by the Loan Documents. The foregoing actions by Borrower shall include, without limitation, (a) filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to Lender; (b) delivering to Lender the original certificates of title for motor vehicles with Lender's security interest properly endorsed thereon; (c) delivering to Lender the originals of all instruments, documents and chattel paper, and all other Collateral of which Lender determines it should have physical possession in order to perfect and protect Lender's security interest therein, duly endorsed or assigned to Lender without restriction; (d) delivering to Lender warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued; (e) transferring Inventory to warehouses designated by Lender; (f) placing notations on Borrower's books of account to disclose Lender's security interest; and (g) delivering to Lender all letters of credit on which Borrower is named beneficiary.

          13.12.2. Collateral Held by Warehouseman, Bailee, etc. If any Collateral other than pay telephone equipment or VoicePro computer equipment is at any time in the possession or control of a warehouseman, bailee or any of Borrower's agents or processors, then Borrower shall notify Lender thereof and, upon Lender's request, shall notify such Person of Lender's security interest in such Collateral and instruct such Person to hold all such Collateral for Lender's account subject to Lender's instructions. If at any time any Collateral is located on any premises that are not owned by Borrower, then Borrower shall obtain written waivers, in form and substance satisfactory to Lender, of all present and future Liens to which the owner or lessor or any mortgagee of such premises may be entitled to assert against the Collateral.

          13.12.3. Compliance With Terms of Security Documents. Borrower shall comply with all of the terms, conditions and covenants in the Security Documents to which Borrower is a party.

     13.13. Accounting System. Each Covered Person shall maintain a system of accounting established and administered in accordance with GAAP. Without limiting the generality of the foregoing:

          13.13.1. Account Records. Each Covered Person shall maintain a record of Accounts at either its principal place of business or at Borrower's principal place of business that itemize each Account of such Covered Person and describe the names and addresses of the Account Debtors on such Accounts, relevant invoice numbers, shipping dates and due dates, collection histories, and agings of such Accounts.

          13.13.2. Inventory Records. Each Covered Person shall maintain a perpetual inventory at either its principal place of business or at Borrower's principal place of business that records, by type, quality and quantity, its cost therefor, withdrawals therefrom and additions thereto, and listing any returns, rejections, repossessions, stoppages in transit, losses, damages or destruction of or to such Inventory.

     13.14.  Financial Statements.  Borrower shall deliver to Lender:

          13.14.1. Annual Financial Statements. Within 90 days after the close of each Fiscal Year, year-end Financial Statements of Borrower and its Subsidiaries, containing an audit report without qualification by Kerber, Eck and Braeckel or other independent certified public accounting firm selected by Borrower and satisfactory to Lender, and accompanied by (a) a Compliance Certificate of the Chief Financial Officer of Borrower, (b) a certificate of the independent certified public accountants that examined such Financial Statements to the effect that they have reviewed and are familiar with this Agreement and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default, except for those, if any, described in reasonable detail in such certificate and (c) the report, if any, prepared by the independent certified public accounting firm in connection with its audit of Borrower with respect to financial, managerial and administrative operations, compliance matters, recommendations and similar observations (the "Auditor Prepared Management Letter").

          13.14.2. Monthly Financial Statements. Within 45 days after the end of each month, unaudited consolidated and consolidating Financial Statements of Borrower and its Subsidiaries for such month, in each case accompanied by a Compliance Certificate of the Chief Financial Officer of Borrower, together with a report of the aging of all Accounts of Borrower in such detail as is reasonably satisfactory to Lender.

Each Compliance Certificate shall be in the form of Exhibit , shall contain detailed calculations of the financial measurements referred to in Section for the relevant periods, and shall contain statements by the signing officer to the effect that, except as explained in reasonable detail in such Compliance Certificate, (i) the attached Financial Statements are complete and correct in all material respects (subject, in the case of Financial Statements other than annual, to normal year-end audit adjustments) and have been prepared in accordance with GAAP applied consistently throughout the periods covered thereby and with prior periods (except as disclosed therein), (ii) all of the representations and warranties of Borrower contained in this Agreement and other Loan Documents are true and correct as of the date such certification is given as if made on such date, and (iii) there exists no Default which is continuing that has not been waived in writing by Lender and no Event of Default has occurred that has not been waived in writing by Lender. If any Compliance Certificate delivered to Lender discloses that a representation or warranty is not true and correct, or that a Default or Event of Default has occurred that has not been waived in writing by Lender, such Compliance Certificate shall set forth what action Borrower has taken or proposes to take with respect thereto.

     13.15. Telephone Lists. Borrower shall provide to Lender, within 90 days after the close of each Fiscal Year, a report containing a complete and accurate list, satisfactory to Lender in form and detail, of all installed pay telephone equipment, and within 45 days after the end of each Fiscal Quarter, a supplemental report listing all pay telephone equipment installed, removed, sold or otherwise acquired or surrendered since the date of the immediately preceding quarterly or annual report.

     13.16. Other Information. Upon the written request of Lender, Borrower shall promptly deliver to Lender such other information about the business, operations, revenues, financial condition, property, or business prospects of Borrower as Lender may, from time to time, reasonably request.

     13.17. Audits by Lender. Lender or Persons authorized by and acting on behalf of Lender may at any time during normal business hours audit the books and records of each Covered Person from time to time upon reasonable notice to such Covered Person, and in the course thereof may make copies or abstracts of such books and records and discuss the affairs, finances and books and records of such Covered Person with its accountants and officers. Each Covered Person shall cooperate with Lender and such Persons in the conduct of such audits and shall deliver to Lender any instrument necessary for Lender to obtain records from any service bureau maintaining records for such Covered Person. After the occurrence of a Default that is continuing or the occurrence of an Event of Default, Borrower shall reimburse Lender for all costs and expenses incurred by Lender in conducting each audit.

     13.18. Verification of Accounts. Lender shall have the right at any time and from time to time, after first giving either oral or written notice to Borrower, to verify the validity and amount of any Account and any other matter relating to an Account, by communicating in writing or orally directly with the Account Debtor or any Person who represents or Lender believes represents the Account Debtor.

     13.19. Appraisals of Collateral. Whenever a Default or Event of Default exists, and at such other times as Lender requests, Borrower shall at its expense and upon Lender's request, provide Lender with appraisals or updates thereof of any or all of the Collateral from an appraiser acceptable to Lender, and prepared on a basis satisfactory to Lender.

     13.20. Access to Officers and Auditors. Each Covered Person shall permit Persons authorized by Lender to discuss the affairs, finances and accounts of such Covered

Person with its officers and independent auditors as often as Lender may reasonably request, and such Covered Person shall direct such officers and independent auditors to cooperate with Lender and make full disclosure to Lender of those matters that they may deem relevant to the continuing ability of Borrower timely to pay and perform the Loan Obligations.

     13.21. Further Assurances. Borrower shall execute and deliver, or cause to be executed and delivered, to Lender such documents and agreements, and shall take or cause to be taken such actions, as Lender may from time to time request to carry out the terms and conditions of this Agreement and the other Loan Documents.

14.  Negative Covenants.

     Borrower covenants and agrees that, while the Commitments remain in effect or any of the Loan Obligations are owing to Lender by Borrower, Borrower shall not, directly or indirectly, do any of the following, or permit any Covered Person to do any of the following, without the prior written permission of
Lender:

     14.1. Investments. Make any Investments in any other Person except the following ("Permitted Investments"):

          14.1.1. (i) investments in or backed by interest-bearing United States government obligations; (ii) investments in certificates of deposit issued by, or time deposits with, Lender or any commercial bank organized and existing under the Laws of the United States or any State thereof having a Thompson Bankwatch Rating of B/C or better, or if unrated, maintaining a minimum primary capital to asset ratio of 8%; (iii) investments in prime commercial paper rated A1 by Standard and Poor's Corporation or Prime P1 by Moody's Investor Service, Inc.; (iv) investments in agreements involving the sale and guarantied repurchase of United States government securities; or (v) investments in municipal obligations rated AAA by Standard and Poor's Corporation or Aaa by Moody's Investor Service, Inc. or, if unrated, insured by a financial institution acceptable to Lender. No individual Investment described in the preceding sentence shall have a maturity in excess of twenty-four (24) months and the average maturity of all investments described in the preceding sentence shall not exceed six (6) months.

          14.1.2. Accounts arising in the ordinary course of business and payable in accordance with Borrower's customary trade terms.

          14.1.3. Investments existing on the Execution Date and disclosed in Exhibit.

          14.1.4. Notes or securities received by Borrower in settlement of Indebtedness of other Persons to Borrower that was incurred in the ordinary course of Borrower's business.

          14.1.5. Accounts from Affiliates of David R. Hill that arise from the rendering of services by Borrower to such Affiliates.

     Notwithstanding anything in this Section to the contrary, but only if (a) the assets acquired are substantially related to the business of, or the entity involved is in substantially the same business as, Borrower or such Covered Person, (b) no Event of Default has occurred and no Default has occurred and is continuing at the time of such transaction or would occur as a result of such transaction, (c) Borrower has provided to Lender financial statements (which shall be audited financial statements if (i) audited financial statements are available to Borrower or (ii) audited financial statements are required pursuant to SEC Rule 3-05; provided that in the event audited financial statements are not available to Borrower but are otherwise required by SEC Rule 3-05, such audited financial statements shall be provided to Lender promptly after their completion) with respect to the entity involved for the three fiscal years prior to such transaction, and (d) Borrower has provided to Lender pro forma financial statements for Borrower or the surviving corporation, as applicable, that are reasonably satisfactory to Lender, cover the consummation and the first three fiscal years following the consummation of the transaction, and show that the requirements in Section will be complied with upon consummation of the transaction and throughout such three fiscal year period, Borrower or any Covered Person may merge, consolidate, acquire the assets of or an equity interest in any other entity if (i) Borrower or such Covered Person is the surviving corporation, (ii) the transaction does not constitute a Hostile Takeover, (iii) when involving an equity interest, immediately thereafter Borrower or such Covered Person holds at least 80% of the total outstanding equity interests of the other entity that are entitled to vote, (iv) the greater of the (A) acquisition cost or (B) value of the assets, as determined by Lender, does not exceed an amount equal to 20% of Borrower's Total Assets immediately before the consummation of such transaction, and (v) when involving an equity interest, the other entity is Solvent immediately before the consummation of such transaction and will be Solvent immediately after the consummation of such transaction.

     14.2. Indebtedness. Create, incur, assume or allow to exist any Indebtedness of any kind or description, except the following (the "Permitted Indebtedness"):

          14.2.1. Indebtedness to trade creditors in the ordinary course of business, to the extent that it is not overdue past the original due date by more than 90 days; provided that nothing herein shall be construed as prohibiting Borrower from diligently contesting in good faith by appropriate proceedings the validity of any such Indebtedness, provided Borrower has established adequate reserves therefor in conformity with GAAP on its books, and no Lien, other than a Permitted Lien, results from such overdue payment.

          14.2.2. Indebtedness to Zero Plus Dialing, Inc., a Delaware corporation ("ZPDI"), pursuant to that certain Billing and Collection Services Agreement between Comtel Computer Corp. and ZPDI, as amended by that certain Addendum A, Advanced Payment Agreement, dated as of August 9, 1991 (the "Advanced Payment Agreement"); provided, however, that: (i) such Indebtedness shall not exceed $1,250,000 in the aggregate at any time, (ii) such Indebtedness is fully paid within six (6) months after the Effective Date, and (iii) the Advanced Payment Agreement is terminated within six (6) months after the Effective Date.

          14.2.3. Indebtedness secured by purchase money security interests in an aggregate amount not to exceed 10% of Total Assets at any time.

           14.2.4. Seller Financing, so long as such Indebtedness is subordinated to the Loan Obligations pursuant to a subordination agreement satisfactory to Lender.

           14.2.5. Indebtedness under operating leases with payments not to exceed $1,000,000 in the aggregate during any calendar year.

           14.2.6.  The Loan Obligations.

           14.2.7. Indebtedness existing on the Execution Date and disclosed to Lender on Exhibit.

           14.2.8. Indebtedness incurred with the prior written consent of Lender.

     14.3. Prepayments. Voluntarily prepay any Indebtedness other than (a) the Loan Obligations in accordance with their terms, and (b) trade payables in the ordinary course of business.

     14.4. Indirect Obligations. Create, incur, assume or allow to exist any Indirect Obligations except Indirect Obligations existing on the Execution Date and disclosed on Exhibit.

     14.5. Liens. Create, incur, assume or allow to exist any Lien upon all or any part of its property, real or personal, now owned or hereafter acquired, except the following (the "Permitted Liens"):

           14.5.1. Liens for taxes, assessments or governmental charges not delinquent or being diligently contested in good faith and by appropriate proceedings and for which adequate book reserves in accordance with GAAP are maintained.

           14.5.2. Liens arising out of deposits in connection with workmen's compensation, unemployment insurance, old age pensions, or other social security or retirement benefits legislation.

           14.5.3. Deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of business.

           14.5.4. Liens imposed by any Law, such as mechanics', workmen's, materialmen's, landlords', carriers', or other like Liens arising in the ordinary course of business which secure payment of obligations which are not past due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on Borrower's books.

           14.5.5. Purchase money liens securing payment of the purchase price of capital assets acquired by Borrower after the Execution Date in an aggregate amount not to exceed 10% of Total Assets at any one time or otherwise approved by Lender in advance in writing.

           14.5.6. Liens existing on the Execution Date and disclosed on Exhibit .

      14.6. FCC Licenses and Permits. Fail to maintain in good standing any license or permit which Borrower or any of its Subsidiaries is required by Law to maintain in connection with the assembly, installation, ownership or operation of pay telephones, including but not limited to licenses and permits required by the Federal Communications Commission, unless the failure to maintain any such license or permit will not have a Material Adverse Effect.

      14.7. Bailments; Consignments; Warehousing. Store any Inventory with a bailee, warehouseman, consignee or pursuant to an express or implied agreement establishing a bailment or consignment of Inventory or similar arrangement, unless Lender has received a written acknowledgment satisfactory to Lender from the third party involved which acknowledges the prior perfected lien and security interest of Lender in such Inventory.

      14.8. Disposal of Property. Sell, transfer, exchange, lease or otherwise dispose of all or substantially all of its assets, except as otherwise provided in Section .

      14.9. Change of Business. Engage in any business other than the assembly, installation and operation of pay telephones, the provision of telephone operator and related services, and other telecommunication business.

      14.10. Issuance of Securities. Issue any capital stock, create any new class of stock, or issue any other securities except such as are subordinated in right of payment to all the Loan Obligations in a manner satisfactory to Lender and except for Permitted Issuances.

      14.11. Transactions With Affiliates. Enter into or be a party to any transaction or arrangement, including without limitation, the purchase, sale or exchange of property of any kind or the rendering of any service, with any Affiliate, or make any loans or advances to any Affiliate; provided, however, that if no Event of Default has occurred and is continuing, Borrower may engage in the foregoing transactions in the ordinary course of business and pursuant to the reasonable requirements of its business and on fair and reasonable terms substantially as favorable to it as those which it could obtain in a comparable arm's-length transaction with a non-Affiliate.

      14.12. Debt Payments and Material Agreements. Default upon or fail to pay any Indebtedness for money borrowed as the same matures, or breach, violate or be in default under any Material Agreement.

      14.13. Conflicting Agreements. Enter into any agreement, that would, if fully complied with by it, result in a Default or Event of Default either immediately or upon the elapsing of time.

      14.14. Sale and Leaseback Transactions. Enter into any arrangement with any Person providing for Borrower to lease or rent property that Borrower has or will sell or otherwise transfer to such Person.

      14.15. New Subsidiaries. Organize, create or acquire any Subsidiary other than in accordance with the terms hereof.

      14.16. Transactions Having Material Adverse Effect. Enter into any transaction which has a Material Adverse Effect.

15.  Financial Covenants.

      15.1. Net Worth. Net Worth of Borrower shall at no time be less than the sum of (i) $25,000,000 plus (ii) 75% of all net income (exclusive of any net losses) subsequent to December 31, 1995.

      15.2. Minimum Current Ratio. The ratio of Borrower's Current Assets to Current Liabilities shall at no time be less than 1.10 to 1.00.

      15.3. Senior Funded Indebtedness to Capitalization. The ratio of Borrower's Senior Funded Indebtedness to Capitalization shall not exceed .55 to
1.00 as of the end of any calendar month.

      15.4. Funded Indebtedness to Capitalization. The ratio of Borrower's Funded Indebtedness to Capitalization shall not exceed .60 to 1.00 as of the end of any calendar month.

      15.5. Senior Funded Indebtedness to EBITDA. The ratio of Borrower's Senior Funded Indebtedness to EBITDA shall not exceed 3.00 to 1.00 as of the last day of any calendar quarter, as calculated for the 12 month period then ended.

      15.6. Funded Indebtedness to EBITDA. The ratio of Borrower's Funded Indebtedness to EBITDA shall not exceed 4.00 to 1.00 as of the last day of any calendar quarter, as calculated for the 12 month period then ended.

      15.7. Fixed Charges Coverage. The ratio of Borrower's EBITDA to Fixed Charges shall not be less than 1.00 to 1.00 as of the last day of any calendar quarter, as calculated for the 12 month period then ended.

 As used in this Section ,

      "Net Worth" means, at a particular date, Total Assets minus Total Liabilities.

      "Total Assets" means the sum of all assets as presented in the balance sheet in Borrower's most recent Financial Statements.

      "Total Liabilities" means all liabilities as presented in the balance sheet in Borrower's most recent Financial Statements.

      "Funded Indebtedness" as of the end of any period means the sum of the aggregate principal of all Indebtedness.

      "Senior Funded Indebtedness" as of the end of any period means the sum of the aggregate principal of all Indebtedness (other than Indebtedness which has been subordinated to the Loan Obligations).

      "Capitalization" means the sum of Net Worth and Funded Indebtedness.

      "EBITDA" of Borrower for any applicable period shall mean the net income of Borrower during such period from continuing operations, exclusive of
      (a) income or (loss) from discontinued operations, (b) income or (loss) from extraordinary items, (c) the income or (loss) effect of changes in accounting principles, (d) gains or (losses) on sales of assets not in the ordinary course of business (to the extent such gains or losses are included in income or losses from continuing operations), (e) income and franchise taxes, (f) interest expense, and (g) depreciation and amortization expense.

      "Fixed Charges" means, as of the end of any applicable period, an amount equal to the sum of the (a) interest expense, (b) tax expense, (c) paid and declared dividends, (d) the lesser of actual capital expenditures or an amount equal to 150% of depreciation expense for such period, and (e) the greater of (i) an amount equal to 25% of Total Funded Indebtedness on the last day of the calendar quarter for which such amount is being calculated and (ii) Current Maturities of Funded Indebtedness.

      "Current Maturities of Funded Indebtedness" means, at any time, the amount of principal scheduled to be repaid on Funded Indebtedness within twelve
      (12) months after such time.

All other capitalized terms used in this Section shall have their meanings and shall be calculated under GAAP.

16.  Default.

      16.1. Events of Default. Any one or more of the following shall constitute an event of default (an "Event of Default") under this Agreement:

           16.1.1. Failure to Pay Principal or Interest. Failure of Borrower to pay any principal of the Revolving Loan, Convertible Revolving Loan, or any Conversion Term Loan or interest accrued thereon when due.

           16.1.2. Failure to Pay Other Amounts Owed to Lender. Failure of Borrower to pay any of the Loan Obligations (other than principal of the Revolving Loan, Convertible Revolving Loan, or any Conversion Term Loan or interest accrued thereon) within 5 days after the date when due.

           16.1.3. Failure to Pay Amounts Owed to Other Persons. Failure of any Covered Person to make any payments when due on any Indebtedness of such Covered Person over $100,000 to Persons other than Lender which continues unwaived beyond any applicable grace period specified in the documents evidencing such Indebtedness.

           16.1.4. Representations or Warranties. Any representation or warranty made by Borrower in this Agreement, or any statement or representation made in any certificate, report, opinion or other document delivered pursuant to this Agreement, is discovered to have been false in any material respect when made.

           16.1.5. Certain Covenants. Failure of any Covered Person to comply with the covenants in Sections , , , through and .

           16.1.6. Other Covenants. Failure of any Covered Person to comply with any of the terms or provisions of any of the Loan Documents applicable to it (other than a failure which constitutes an Event of Default under any of Sections through ) which is not remedied or waived in writing by Lender within 20 days after the initial occurrence of such failure; provided, however, that no such grace period shall apply, and an Event of Default shall exist promptly upon such failure to comply, if such failure may not, in Lender's reasonable determination, be cured by Borrower during such 20 day period.

           16.1.7. Acceleration of Other Indebtedness. Any Obligation of a Covered Person in excess of $250,000 (other than the Loan Obligations) for the payment of borrowed money becomes or is declared to be due and payable or required to be prepaid (other than by a regularly scheduled prepayment) prior to the original maturity thereof.

           16.1.8. Default Under Other Agreements. The occurrence of any default or event of default under any agreement to which a Covered Person is a party (other than the Loan Documents), which default or breach continues unwaived beyond any applicable grace period provided therein and likely would have a Material Adverse Effect.

           16.1.9. Bankruptcy; Insolvency; Etc. A Covered Person (i) fails to pay, or admits in writing its inability to pay, its debts as they become due, or otherwise becomes insolvent (however evidenced); (ii) makes an assignment for the benefit of creditors; (iii) files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or any trustee of such Covered Person or any substantial part of its property; (iv) commences any proceeding relating to such Covered Person under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; (v) has commenced against it any such proceeding which remains undismissed for a period of thirty (30) days, or by any act indicates its consent to, approval of, or acquiescence in any such proceeding or the appointment of any receiver of or any trustee for it or of any substantial part of its property, or allows any such receivership or trusteeship to continue undischarged for a period of thirty (30) days; or (vi) takes any corporate action to authorize any of the foregoing.

           16.1.10. Judgments; Attachment; Etc. Any one or more judgments or orders is entered against a Covered Person or any attachment or other levy is made against the property of a Covered Person with respect to a claim or claims involving in the aggregate liabilities (not paid or fully covered by insurance, less the amount of reasonable deductibles in effect on the Execution Date) in excess of $500,000, becomes final and non-appealable or if timely appealed is not fully bonded and collection thereof stayed pending the appeal.

           16.1.11. Pension Benefit Plan Termination, Etc. Any Pension Benefit Plan termination by the PBGC or the appointment by the appropriate United States District Court of a trustee to administer any Pension Benefit Plan or to liquidate any Pension Benefit Plan; or any event which constitutes grounds either for the termination of any Pension Benefit Plan by PBGC or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Pension Benefit Plan shall have occurred and be continuing for thirty
      (30) days after Borrower has notice of any such event; or any voluntary termination of any Pension Benefit Plan which is a defined benefit pension plan as defined in Section 3(35) of ERISA while such defined benefit pension plan has an accumulated funding deficiency, unless Lender has been notified of such intent to voluntarily terminate such plan and has given its consent and agreed that such event shall not constitute a Default; or the plan administrator of any Pension Benefit Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(1) of the Code and Lender believes that the substantial business hardship upon which the application for such waiver is based could subject any Covered Person or ERISA Affiliate to a liability in excess of $25,000.

           16.1.12. Transfers by Borrower to its Shareholders. Borrower makes any payment with respect to its stock, including any cash dividend or acquisition or redemption of any outstanding stock or retirement or prepayment of any securities before their regularly scheduled maturity dates, or loans or advances to shareholders of Borrower. Any transfer or payment to a shareholder of Borrower shall be deemed a loan or advance for purposes of this Section.

           16.1.13. Liquidation or Dissolution. A Covered Person files a certificate of dissolution under applicable state law or is liquidated or dissolved or suspends or terminates the operation of its business, or has commenced against it any action or proceeding for its liquidation or dissolution or the winding up of its business, or takes any corporate action in furtherance thereof; provided, however, that a Covered Person may do any of the above so long as the assets of such Covered Person are transferred to another Covered Person.

           16.1.14. Seizure of Assets. All or any part of the property of Borrower is nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of Borrower shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect.

           16.1.15. Racketeering Proceeding. There is filed against Borrower any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding is not dismissed within 120 days and could result in the confiscation or forfeiture of any material portion of the Collateral.

           16.1.16. Loan Documents; Liens. For any reason other than the failure of Lender to take any action available to it to maintain perfection of the Liens created in favor of Lender pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than the Permitted Liens) or is terminated, revoked or declared void or invalid.

           16.1.17. Loss to Collateral. Any loss, theft, damage or destruction of any item or items of Collateral occurs which is not fully covered by insurance and has a Material Adverse Effect.

           16.1.18. Material Adverse Event. There occurs any material adverse change in Borrower's property, business, operation, or condition (financial or otherwise), or there occurs any event which has a Material Adverse Effect.

           16.1.19. Change of Control. Merge or consolidate with or into another Person (except as otherwise provided in Section ), or permit any Person or Group (other than David R. Hill) to become the record or beneficial owner, directly or indirectly, of securities representing thirty percent (30%) or more of the voting power of Borrower's then outstanding securities having the power to vote, or acquiring the power to elect a majority of the Board of Directors of Borrower, or permit any Person or Group at any time to become the record or beneficial owner, directly or indirectly, of more outstanding securities having the power to vote than David R. Hill so owns; provided, however, that it shall not be an Event of Default if a Person or Group (other than David R. Hill) becomes the record or beneficial owner, directly or indirectly, of securities representing thirty percent (30%) or more of the voting power of Borrower's then outstanding securities having the power to vote so long as David R. Hill owns more than fifty percent (50%) of the voting power of Borrower's then outstanding securities having the power to vote.

      16.2. Cross-Default. Any Event of Default under this Agreement will constitute an event of default under any other agreement of Borrower with Lender and under any evidence of Indebtedness of Borrower held by Lender, whether or not such is an event of default specified therein.

      16.3. Cross-Collateralization. Upon an Event of Default, the proceeds of any property or Collateral of Borrower in the possession of Lender or in which Lender has a security interest, whether or not such property or Collateral is held as security for the Indebtedness under the Loan Documents or for any of the other Loan Obligations, may be applied by Lender, at its discretion to any of the Loan Obligations, at such times and in such order as Lender may from time to time deem appropriate. The rights of Lender under this Section are in addition to other rights and remedies (including, without limitation, rights of set-off described in Section ) which Lender may otherwise have.

      16.4.  Rights and Remedies in the Event of Default.

           16.4.1. Termination of Commitments. Upon an Event of Default described in Section , the Commitments shall be deemed canceled. Upon any other Event of Default, and at any time thereafter, Lender may cancel the Commitments. Such cancellation may be without demand or notice of any kind, which Borrower expressly waives.

           16.4.2. Acceleration. Upon an Event of Default described in Section , all of the outstanding Loan Obligations shall automatically become immediately due and payable. Upon any other Event of Default, and at any time thereafter, Lender may declare all of the outstanding Loan Obligations immediately due and payable. Such acceleration may be without demand or notice of any kind, which Borrower expressly waives.

           16.4.3. Right of Set-off. Upon the occurrence of any Event of Default and at any time and from time to time thereafter, Lender is hereby authorized, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply against the Loan Obligations any and all deposits (general or special, time or demand, provisional or final) at any time held, or any other Indebtedness at any time owing by Lender to or for the credit or the account of Borrower, irrespective of whether or not Lender shall have made any demand under this Agreement or the Notes and although such Loan Obligations may be unmatured. The rights of Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Lender may otherwise have.

           16.4.4. Notice to Account Debtors. Upon the occurrence of any Event of Default and acceleration of the Loan Obligations as provided herein, Lender may, without prior notice to Borrower, notify any or all Account Debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein, and Lender may direct, or Borrower, at Lender's request, shall direct, any or all Account Debtors to make all payments upon the Accounts directly to Lender. Lender shall furnish Borrower with a copy of any such notice issued by Lender promptly after notifying such Account Debtors.

           16.4.5. Entry Upon Premises and Access to Information. Upon an Event of Default and acceleration of the Loan Obligations as provided herein, and at any time thereafter: Lender may (i) enter upon the premises leased or owned by Borrower where Collateral is located (or is believed to be located) without any obligation to pay rent to Borrower, or any other place or places where Collateral is believed to be located, (ii) render Collateral usable or saleable, (iii) remove Collateral therefrom to the premises of Lender or any agent of Lender for such time as Lender may desire in order effectively to collect or liquidate Collateral; (iv) take possession of, and make copies and abstracts of, Borrower's original books and records, obtain access to Borrower's data processing equipment, computer hardware and software relating to any of the Collateral and use all of the foregoing and the information contained therein in any manner Lender deems appropriate in connection with the exercise of Lender's rights; and (v) notify postal authorities to change the address for delivery of Borrower's mail to an address designated by Lender and to receive, open and process all mail addressed to Borrower.

           14.4.6. Secured Party Rights. Upon an Event of Default and acceleration of the Loan Obligations as provided herein, and at any time and from time to time thereafter:

                a) Lender may exercise any or all of its rights under the Security Documents, as a secured party under the UCC and any other applicable Law; and

                b) Lender may sell or otherwise dispose of Collateral at public or private sale in a commercially reasonable manner, which sale Lender may postpone from time to time by announcement at the time and place of sale stated in the notice of sale or by announcement at any adjourned sale without being required to give a new notice of sale, all as Lender deems advisable, for cash or credit; provided, however, that Lender may become the purchaser at any such sale if permissible under applicable Law and Lender may, in lieu of actual payment of the purchase price, offset the amount thereof against Borrower's obligations owing to Lender; and Borrower agrees that Lender has no obligation to preserve rights to Collateral against prior parties or to marshal any Collateral for the benefit of any Person;

      In connection with the advertising for sale, selling or otherwise realizing upon any of the Collateral securing the obligations of Borrower to Lender, Lender may use and is hereby granted a license to use, without charge or liability to Lender therefor, any of Borrower's labels, trade names, trademarks, trade secrets, service marks, patents, patent applications, licenses, certificates of authority, advertising materials, or any of Borrower's other properties or interests in properties of similar nature, to the extent that such use thereof is not prohibited by agreements under which Borrower has rights therein, and all of Borrower's rights under license, franchise and similar agreements shall inure to Lender's benefit.

           16.4.7. Miscellaneous. Upon the occurrence of an Event of Default and at any time thereafter, Lender may exercise any other rights and remedies available to Lender under the Loan Documents or otherwise available to Lender at law or in equity.

           16.4.8. Application of Funds. Any funds received by Lender with respect to the Loan Obligations after any acceleration, including but not limited to proceeds of Collateral, shall be applied as follows: (i) first, to reimburse Lender for any amounts due to Lender under Sections and ; (ii) second, to the payment of all other amounts due hereunder (other than the Loans and interest accrued thereon); (iii) third, to the payment of interest accrued on the Loans; (iv) fourth, to the payment of the Loans, in such order as Lender determines in its sole discretion; and (v) fifth, to the payment of the other Loan Obligations. Any remaining amounts shall be paid to Borrower or such other Persons as shall be legally entitled thereto.

      16.5. Limitation of Liability; Waiver. Lender shall not be liable to Borrower as a result of any commercially reasonable possession, repossession, collection or sale by Lender of Collateral; and Borrower hereby waives all rights of redemption from any such sale and the benefit of all valuation, appraisal and exemption laws. If Lender seeks to take possession of any of the Collateral by replevin or other court process, Borrower hereby irrevocably waives (i) the posting of any bonds, surety and security relating thereto required by any statute, court rule or otherwise as an incident to such possession, (ii) any demand for possession of the Collateral prior to the commencement of any suit or action to recover possession thereof, (iii) any requirement that Lender retain possession and not dispose of any Collateral until after trial or final judgment, and (iv) to the extent permitted by applicable law, all rights to notice and hearing prior to the exercise by Lender of Lender's right to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing. Lender shall have no obligation to preserve rights to the Collateral or to marshall any Collateral for the benefit of any Person.

      16.6 Notice. Any notice of intended action required to be given by Lender, if given as provided in Section at least 10 calendar days prior to such proposed action, shall be effective and constitute commercially reasonable and fair notice to Borrower.

      17.    Miscellaneous.

      17.1. Notices. All notices, consents, requests and demands to or upon the respective parties hereto shall be in writing, and shall be deemed to have been given or made when delivered in person to those Persons listed on the signature pages hereof or when deposited in the United States mail, postage prepaid, or, in the case of telegraphic notice, or the overnight courier services, when delivered to the telegraph company or overnight courier service, or in the case of telex or telecopy notice, when sent, verification received, in each case addressed as set forth on the signature pages hereof, or such other address as either party may designate by notice to the other in accordance with the terms of this paragraph. No notice given to or demand made on Borrower by Lender in any instance shall entitle Borrower to notice or demand in any other instance.

      17.2. Right to Cure. Lender may from time to time, in its sole discretion (but shall have no obligation to do so), for Borrower's account and at Borrower's expense, pay (or make a Revolving Advance or Convertible Revolving Advance to pay) any amount or do any act required of Borrower hereunder or requested by Lender to preserve, protect, maintain or enforce the Loan Obligations, the Collateral or Lender's Liens thereon, and which Borrower fails to pay or do, including, without limitation, payment of any judgment against Borrower, insurance premium, taxes or assessments, warehouse charge, finishing or processing charge, landlord's claim, and any other Lien upon or with respect to the Collateral. All payments that Lender makes pursuant to this Section and all out-of-pocket costs and expenses that Lender pays or incurs in connection with any action taken by it hereunder shall be a part of the Loan Obligations, the repayment of which shall be secured by the Collateral. Any payment made or other action taken by Lender pursuant to this Section shall be without prejudice to any right to assert an Event of Default hereunder and to pursue Lender's other rights and remedies with respect thereto.

      17.3. Amendments, Waivers and Consents. No amendment to, waiver of, or departure from full compliance with any provision of this Agreement, or of any of the other Loan Documents, or consent to any departure by Borrower herefrom or therefrom, shall be effective unless it is in writing and signed by authorized officers of Borrower and the Lender; provided, however, that any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No failure by Lender to exercise, and no delay by Lender in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right, remedy, power or privilege hereunder preclude any other exercise thereof, or the exercise of any other right, remedy, power or privilege.

      17.4. Rights Not Exclusive. Every right granted to Lender hereunder or under any other Loan Document or allowed to it at law or in equity shall be deemed cumulative and may be exercised from time to time.

      17.5. Survival of Agreements. All covenants and agreements made herein and in the other Loan Documents shall survive the execution and delivery of this Agreement, the Notes and other Loan Documents and the making of every Advance and every Term Conversion. All agreements, obligations and liabilities of Borrower under this Agreement concerning the payment of money to Lender, including but not limited to Borrower's obligations under Sections and , but excluding the obligation to repay the Loans and interest accrued thereon, shall survive the repayment in full of the Loans and interest accrued thereon, the return of the Notes to Borrower and the termination of the Commitments.

      17.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and all future holders of the Notes and their respective successors and assigns, except that Borrower may not assign, delegate or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender. With respect to Borrower's successors and assigns, such successors and assigns shall include, without limitation, any receiver, trustee or debtor-in-possession of or for Borrower. Lender shall have the right to assign its rights and to delegate its obligations under the Loan Documents to one or more financial institutions selected by Lender and reasonably acceptable to Borrower that assumes Lender's obligations to make Revolving Advances, Convertible Revolving Advances, and Conversion Term Loans to Borrower subject to the terms and conditions herein. Lender shall have the right to assign its rights under the Loan Documents to any Federal Reserve Bank, but without delegation of Lender's obligations thereunder.

      17.7. Participations. Lender may in the ordinary course of its commercial banking business and in accordance with applicable law grant participations to one or more banks or other financial institutions in the Loans. For this purpose, Lender may disclose to a potential or actual participant any information supplied to Lender by or on behalf of Borrower. Borrower hereby acknowledges and agrees that every such participant has the same right of set-off as does Lender under Section ; provided, however, that all amounts received by any such participant through the exercise of the right of set-off in excess of its share of the Loans as a participant shall be remitted to Lender.

      17.8. Payment of Expenses. Borrower agrees to pay or reimburse Lender for its costs and expenses incurred in connection with Lender's due diligence review, the negotiation and preparation of the Loan Documents, and the perfection of Lender's liens and security interests in the Collateral, including but not limited to recording and filing fees, appraisal fees, environmental consultant fees, all actual attorney's expenses advanced (including but not limited to expenses for lien searches and filing charges, facsimile and other electronic data transmissions, long-distance telephone charges, courier and delivery charges and photocopying charges) and reasonable attorneys' fees. Further, if at any time or times hereafter Lender engages legal counsel for advice or other representation to enforce the rights of Lender against Borrower under the Loan Documents or in connection with any amendment, supplement, waiver, consent or subsequent closing relating to any of the Loan Documents at the request of Borrower or as a consequence of a Default or Event or Default, then all reasonable fees and all expenses advanced of such legal counsel and all litigation costs, including costs incurred as a consequence of any proceedings involving Borrower under the federal Bankruptcy Code (if any) shall constitute a part of the Loan Obligations and be payable on demand.

      17.9. Indemnity. Borrower shall pay, indemnify and hold harmless Lender and its directors, officers, employees, agents, and representatives (the "Indemnified Parties") for, from and against, and promptly reimburse the Indemnified Parties for, any and all claims, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses and amounts paid in settlement) (the "Indemnified Liabilities") incurred, paid or sustained by the Indemnified Parties in connection with, arising out of, based upon or otherwise involving or resulting from any threatened, pending or completed action, suit, investigation or other proceeding by, against or otherwise involving the Indemnified Parties and in any way dealing with, relating to or otherwise involving this Agreement, any of the other Loan Documents, or any transaction contemplated hereby or thereby (each a "Triggering Event"); provided, however, that Borrower shall have no obligation to indemnify the Indemnified parties hereunder with respect to any Indemnified Liabilities arising from the gross negligence, bad faith or willful misconduct of any of the Indemnified Parties. The obligations of Borrower under this Section shall survive the termination of the Commitments, the payment and satisfaction of all of the Loan Obligations, and the release of the Collateral. To the extent that any of the indemnities set forth in this Section may be unenforceable because it is violative of any Law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law.

      17.10. Changes in Accounting Principles. If Borrower, at the end of its Fiscal Year and with the concurrence of its independent certified public accountants, changes the method of valuing the Inventory of Borrower, or if any other changes in accounting principles from those used in the preparation of any of the Financial Statements are required by or result from the promulgation of principles, rules, regulations, guidelines, pronouncements or opinions by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or bodies with similar functions), and any of such changes result in a change in the method of calculation of, or affect the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such changes, with the desired result that the criteria for evaluating the financial condition and results of operations of Borrower shall be the same after such changes as if such changes had not been made; provided, however, that until such changes are made, all financial covenants herein and all the provisions hereof which contemplate financial calculation hereunder shall remain in full force and effect.

      17.11. Loan Records. The date and amount of all Advances to Borrower, Term Conversions and payments of amounts due from Borrower under the Loan Documents will be recorded in the records that Lender normally maintains for such types of transactions. The failure to record, or any error in recording, any of the foregoing shall not, however, affect the obligation of Borrower to repay the Loans and other amounts payable under the Loan Documents. Borrower shall have the burden of proving that Lender's records are not correct. Borrower agrees that Lender's books and records showing the Loan Obligations and the transactions pursuant to this Agreement shall be admissible in any action or proceeding arising therefrom, and shall constitute prima facie proof thereof, irrespective of whether any Loan Obligation is also evidenced by a promissory note or other instrument. Lender will provide to Borrower a monthly statement of Advances, Term Conversions, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate and binding on Borrower and an account stated (except for reversals and reapplications of payments as provided in Section and corrections of errors discovered by Lender), unless Borrower notifies Lender in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by Borrower, only the items to which exception is expressly made will be considered to be disputed by Borrower.

      17.12. Other Security and Guaranties. Lender may, without notice or demand and without affecting Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Loan Obligations and exchange, enforce and release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Loan Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Loan Obligations, or any other Person in any way obligated to pay all or any part of the Loan Obligations.

      17.13. Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or lack of authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

      17.14. Counterparts. This Agreement may be executed by the parties hereto on any number of counterparts and on separate counterparts, and all such counterparts taken together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart signed by the party to be charged.

      17.15. Governing Law; No Third Party Rights. THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF MISSOURI APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

      17.16. Choice of Forum. SUBJECT ONLY TO THE EXCEPTION IN THE NEXT SENTENCE, BORROWER AND LENDER HEREBY AGREE TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL COURT OF THE EASTERN DISTRICT OF MISSOURI AND THE STATE COURTS OF MISSOURI LOCATED IN ST. LOUIS COUNTY AND THE CITY OF ST. LOUIS, MISSOURI, AND WAIVE ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREE THAT ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN LENDER AND BORROWER OR THE CONDUCT OF EITHER PARTY IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE. NOTWITHSTANDING THE FOREGOING: (1) LENDER SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN ANY COURTS OF ANY OTHER JURISDICTION LENDER DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL, REAL ESTATE OR OTHER SECURITY FOR THE LOAN OBLIGATIONS, AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

      17.17. Jury Trial. BORROWER AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR EITHER OF THEM IN RESPECT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. EACH OF BORROWER AND LENDER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EITHER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

      17.18. Captions. Section captions and the Table of Contents are for convenience only and shall not affect the interpretation or construction of this Agreement or the other Loan Documents.

      17.19. Incorporation By Reference. All of the terms of the other Loan Documents are incorporated in and made a part of this Agreement by this reference.

      17.20.  Statutory Notice.  The following notice is given pursuant to
Section 432.045 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

      ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by appropriate duly authorized officer as of the date on the first page.

                                              DAVEL COMMUNICATIONS GROUP, INC.



                                              By:
                                                 David R. Hill
                                                 Chairman



Notice Address:
Davel Communications Group, Inc.
601 West Morgan Street
Jacksonville, IL 62651
Attention:  Michael E. Hayes or
            Theodore C. Rammelkamp, Jr.
FAX # (217) 243-6016
TEL # (217) 243-4391


                                              THE BOATMEN'S NATIONAL BANK OF
                                              ST. LOUIS



                                              By:
                                              Name:
                                              Title:


Notice Address:
The Boatmen's National Bank
 of St. Louis
One Boatmen's Plaza
800 Market Street
P.O. Box 236
St. Louis, MO  63166-0236
Attention: Eric A. Gudmestad
FAX # (314) 466-6499
TEL # (314) 466-6456

Acknowledgement
---------------

Each of the undersigned hereby acknowledges that it has reviewed the Amended and Restated Loan Agreement (as it may be further amended, modified, restated, or replaced from time to time) and hereby agrees to be bound by each of its terms and conditions, and that no acknowledgement by the undersigned shall be necessary for any future amendments, modifications, restatements, or replacements of such Loan Agreement.


                        TELALEASING ENTERPRISES, INC.


                        By:
                        Name:
                        Title:


                        PHONE ZONE, INC.


                        By:
                        Name:
                        Title:


                        INTERSTATE COMMUNICATIONS, INC.


                        By:
                        Name:
                        Title:


                        ADTEC COMMUNICATIONS, INC.


                        By:
                        Name:
                        Title:

                        COMTEL COMPUTER CORP.


                        By:
                        Name:
                        Title:


                        CALIFORNIA COMTEL COMPUTER, INC.


                        By:
                        Name:
                        Title:


                        TRCA, INC.


                        By:
                        Name:
                        Title:


                        JAX PAYPHONES, INC.


                        By:
                        Name:
                        Title:

                                    EXHIBIT
                                    -------

                               FORM OF TERM NOTE

$________________    St. Louis, Missouri
                                                               __________, 199__

     For value received, Davel Communications Group, Inc., an Illinois corporation ("Borrower") promises to pay to the order of THE BOATMEN'S NATIONAL BANK OF ST. LOUIS, a national banking association ("Lender") the principal sum of ________________________ DOLLARS ($___________________) in ______________
(____) consecutive equal principal payments to be made quarterly commencing on _________________ ___, 199__, and on the first day of each calendar quarter thereafter, through and including _________________ ___, 199__, with a final installment in the amount of the remaining outstanding principal balance and all accrued interest thereon being due on ______________ ___, 199__.

     Borrower further promises to pay interest from the date hereof on the balance of said principal from time to time outstanding at a per annum rate or rates determined pursuant to the Loan Agreement. Upon the occurrence of any Event of Default as defined in the Loan Agreement, or at the option of Lender upon the occurrence of a Default as defined in the Loan Agreement, all outstanding principal and, to the extent permitted by law, accrued interest in respect of this Term Note (this "Note"), and all other amounts owing hereunder shall bear interest, payable on demand, at the Default Rate set forth in the Loan Agreement. In addition, such default rate of interest shall apply after Maturity, whether by acceleration or otherwise. All such interest shall be computed on the basis of a year deemed to consist of 360 days and paid for the actual number of days elapsed. Interest shall be payable on such dates as are provided under the Loan Agreement.

     Both principal and interest are payable in Dollars to Lender at its office at One Boatmen's Plaza, 800 Market Street, St. Louis, Missouri 63101 (Attention:_________________).

     This Note is referred to in, and is issued under the terms of, and pursuant to the provisions of, that certain Amended and Restated Loan Agreement dated as of August ___, 1996 between Lender and Borrower (as it may be further amended, restated, extended, renewed, replaced, or otherwise modified from time to time, the "Loan Agreement"). All capitalized terms used and not otherwise defined herein shall have the same meanings as given them in the Loan Agreement.

     This Note is secured by the Collateral described in the Loan Documents, executed from time to time by Borrower in favor of Lender as set forth in the Loan Agreement and reference to the Loan Documents and the Loan Agreement is made for a statement of the rights of the Lender with respect to such Collateral.

     Borrower shall prepay the principal amount of this Note to the extent provided in the Loan Agreement. Borrower may prepay the principal amount of this Note to the extent and upon the conditions provided in the Loan Agreement.

     The date and amount of all disbursements and receipts representing principal and receipts of interest by Lender with respect to the Term Loan shall be recorded by Lender in the records it maintains with respect thereto. The failure to record, or any error in recording, any of the foregoing shall not, however, affect the obligations of Borrower under this Note to repay the principal amount advanced hereunder together with all interest accruing thereon. Such record as maintained by Lender shall constitute prima facie evidence of the amount outstanding under this Note.

     Reference is made to the Loan Agreement for provisions regarding the acceleration of the maturity hereof on the occurrence of any Event of Default, which provisions are incorporated herein by this reference.

     If any payment required under this Note or the Loan Agreement is not made when due, or upon any other Event of Default, Borrower shall pay all costs of collection on this Note, including but not limited to court costs and reasonable attorneys fees and actual expenses of such attorneys, whether or not litigation is commenced, including representation of Lender in connection with any bankruptcy or insolvency proceeding of Borrower.

     Demand for payment, protest, notice of dishonor, and all other notices and demands under this Note and any and all lack of diligence in the enforcement of this Note are hereby waived by all who are or shall become parties to this Note and the same hereby assent to each and every extension or postponement of the time of payment, at or after demand, or other indulgence, and hereby waive any and all notice thereof. Every such party by becoming a party to this Note further waives any and all defenses which such party may have based on suretyship or impairment of collateral with respect to this Note.

     No amendment, modification or waiver of any provision of this Note, nor consent to any departure by Borrower herefrom, shall be effective unless the same shall be in writing signed by an authorized officer of Lender, and then only in the specific instance and for the purpose for which given. No failure on the part of Lender to exercise, and no delay in exercising, any right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right under this Note preclude any other or further exercise thereof, or the exercise of any other right. Each and every right granted to Lender under this Note or allowed to it at law or in equity shall be deemed cumulative and such remedies may be exercised from time to time concurrently or consecutively at Lender's option.

     All notices required to be given or which may be given in connection with this Note shall be given in the manner required for notices under the Loan Agreement.

     This Note is governed by and shall be interpreted in accordance with the laws of the State of Missouri, without regard to choice of conflict of laws rules.

                               DAVEL COMMUNICATIONS GROUP, INC., an Illinois
                                   corporation


                               By:
                               Name:
                               Title:

                                    EXHIBIT
                                    -------


                        DOCUMENTS AND REQUIREMENTS LIST

-------------------------------------------------------------------------------
                            DOCUMENT OR REQUIREMENT
-------------------------------------------------------------------------------
I.    Loan Agreement with all Exhibits.
-------------------------------------------------------------------------------
II.   Revolving Note.
-------------------------------------------------------------------------------
III.  Convertible Revolving Note.
-------------------------------------------------------------------------------
IV.   Form of Term Notes.
-------------------------------------------------------------------------------
V. Security Agreement with Borrower that covers the Borrower Personal Property Collateral.
-------------------------------------------------------------------------------
VI. Security Agreement with Guarantors that covers the Guarantor Personal Property Collateral.
-------------------------------------------------------------------------------
VII.  Guaranty of Guarantors.
-------------------------------------------------------------------------------
VIII. Contribution, Subordination and Security Agreement among the Guarantors.
-------------------------------------------------------------------------------
IX.   Assignment of Equipment Lease Agreement between Borrower and David R.
      Hill.
-------------------------------------------------------------------------------
X.    Stock Pledge Agreement of Borrower pledging all stock of its Subsidiaries.
-------------------------------------------------------------------------------
XI.   Stock Powers and Original Stock Certificates for each of the following:

a.  Telaleasing Enterprises, Inc.
b.  Phone Zone, Inc.
c.  TRCA, Inc.
d.  California ComTel Computer, Inc.
e.  Comtel Computer Corp.
-------------------------------------------------------------------------------
I. Stock Pledge Agreement of Telaleasing Enterprises, Inc., pledging all stock of its Subsidiaries.
-------------------------------------------------------------------------------
II.   Stock Powers and Original Stock Certificates for each of the following:

a.  Adtec Communications, Inc.
b.  Jax Payphones, Inc.
c.  Interstate Communications, Inc.
-------------------------------------------------------------------------------
I.    Subordination Agreement from Resurgens Communications Group, Inc.
-------------------------------------------------------------------------------
II.   UCC Financing Statements.
-------------------------------------------------------------------------------
A. Lender against Borrower covering Accounts, Inventory, Instruments, Documents, Chattel Paper, General Intangibles, Goods and Equipment.

1.                       Illinois Secretary of State

-------------------------------------------------------------------------------
B. Lender against each Guarantor covering Accounts, Inventory, Instruments, Documents, Chattel Paper, General Intangibles, Goods and Equipment:

-------------------------------------------------------------------------------
     Telaleasing Enterprises, Inc.

-------------------------------------------------------------------------------
          i.     Alabama Secretary of State

-------------------------------------------------------------------------------
          ii.    Florida Secretary of State

-------------------------------------------------------------------------------
          iii.   Hillsborough County, FL

-------------------------------------------------------------------------------
          iv.    Catoosa County, GA

-------------------------------------------------------------------------------
          v.     Illinois Secretary of State

-------------------------------------------------------------------------------
          vi.    Indiana Secretary of State

-------------------------------------------------------------------------------
          vii.   Kentucky Secretary of State

-------------------------------------------------------------------------------
          viii.  Mississippi Secretary of State

-------------------------------------------------------------------------------
          ix.    North Carolina Secretary of State

-------------------------------------------------------------------------------
          x.     Mechlenburg County, NC

-------------------------------------------------------------------------------
          xi.    Tennessee Secretary of State

-------------------------------------------------------------------------------
          xii.   Virginia State Corporation Commission

-------------------------------------------------------------------------------
          xiii.  Iowa Secretary of State

-------------------------------------------------------------------------------
          xiv.   South Carolina Secretary of State

-------------------------------------------------------------------------------
          xv.    Missouri Secretary of State

-------------------------------------------------------------------------------
          xvi.   St. Louis County, Missouri

-------------------------------------------------------------------------------
          xix.   Arizona Secretary of State

-------------------------------------------------------------------------------
          xx.    Nevada Secretary of State

-------------------------------------------------------------------------------
          xxi.   Maryland Secretary of State

-------------------------------------------------------------------------------
          xxii.  Chatham County, Georgia

-------------------------------------------------------------------------------
          xxiii. Dougherty County, Georgia

-------------------------------------------------------------------------------
          xxiv.  Lowndes County, Georgia

-------------------------------------------------------------------------------
          xxv.   Richmond County, Georgia

-------------------------------------------------------------------------------
Phone Zone, Inc.

-------------------------------------------------------------------------------
          i.  Illinois Secretary of State


-------------------------------------------------------------------------------
     Interstate Communications, Inc.

-------------------------------------------------------------------------------

          i.    Catoosa County, GA.

-------------------------------------------------------------------------------

          ii.   Illinois Secretary of State

-------------------------------------------------------------------------------

          iii.  Tennessee Secretary of State

-------------------------------------------------------------------------------

     Adtec Communications, Inc.

-------------------------------------------------------------------------------

          i.    Florida Secretary of State

-------------------------------------------------------------------------------

     ComTel Computer Corp.

-------------------------------------------------------------------------------

          i.     California Secretary of State

-------------------------------------------------------------------------------

          ii.    North Carolina Secretary of State

-------------------------------------------------------------------------------

          iii.   Colorado Secretary of State

-------------------------------------------------------------------------------

          iv.    Florida Secretary of State

-------------------------------------------------------------------------------

          v.     Texas Secretary of State

-------------------------------------------------------------------------------

          vi.    New York Secretary of State

-------------------------------------------------------------------------------

          vii.   Indiana Secretary of State

-------------------------------------------------------------------------------

          viii.  Illinois Secretary of State

-------------------------------------------------------------------------------

     TRCA, Inc.

-------------------------------------------------------------------------------

          i.     Illinois Secretary of State

-------------------------------------------------------------------------------

          ii.    Florida Secretary of State

-------------------------------------------------------------------------------
     Jax Payphones, Inc.

-------------------------------------------------------------------------------
          i.     Florida Secretary of State

-------------------------------------------------------------------------------
          ii.    Illinois Secretary of State

-------------------------------------------------------------------------------
I. Closing Certificate of Borrower, signed by the President of Borrower, addressed to Lender and dated as of the Closing Date, to the effect that: (i) all representations and warranties of Borrower contained in the Loan Documents or otherwise made in writing to Lender in connection therewith by or on behalf of each Borrower are true and correct as of such date, with the same force and effect as if made on such date; (ii) all of the conditions to the making of the Initial Advances that have not been waived by lender have been satisfied; (iii) that there has been no Material Adverse Change since the date of the Initial Financial Statements; and (iv) after giving effect to the execution and delivery of the Loan Documents and the making of the Initial Advances, no Default or Event of Default has occurred.

-------------------------------------------------------------------------------
II. Opinion of Borrower's Counsel covering such matters as Lender may require.

-------------------------------------------------------------------------------
III. Certificates of Insurance for Borrower and Subsidiaries containing summaries of the types of coverage, names of the respective insurers, limits of coverage, and expiration dates, and reflecting that Lender is an additional insured on public liability policies.

-------------------------------------------------------------------------------
IV.       Copies of all insurance policies.

-------------------------------------------------------------------------------
V.        The Initial Financial Statements.

-------------------------------------------------------------------------------
VI. Secretary's Certificate for Borrower with certified Articles of Incorporation, Bylaws, Resolutions, and Incumbency Statement.

-------------------------------------------------------------------------------
VII. Secretary's Certificate for each of the following Guarantors with certified Articles of Incorporation, Bylaws, Resolutions, and Incumbency Statement.

-------------------------------------------------------------------------------

1.                      Telaleasing Enterprises, Inc.
2.   Phone Zone, Inc.
3.   TRCA, Inc.
4.   Adtec Communications, Inc.
5.   Interstate Communications, Inc.
6.   ComTel Computer Corp.
7.   California ComTel Computer, Inc.
8.   Jax Payphones, Inc.

VIII. Good Standing Certificate for Borrower from the Secretary of State of Illinois.

-------------------------------------------------------------------------------

IX. Good Standing Certificate for each of the following Guarantors from the listed Secretary of State:

-------------------------------------------------------------------------------

1.                      Telaleasing Enterprises, Inc. (Illinois)
2.   Phone Zone, Inc. (Illinois)
3.   TRCA, Inc. (Illinois)
4.   Adtec Communications, Inc. (Florida)
5.   Interstate Communications, Inc. (Georgia)
6.   ComTel Computer Corp. (Nevada)
7.   California ComTel Computer, Inc. (California)
8.   Jax Payphones, Inc. (Florida)
-------------------------------------------------------------------------------
X.        Copies of Equipment Lease(s) from David R. Hill to Borrower

-------------------------------------------------------------------------------
XI. Copies of all consents, licenses and approvals, if any, obtained by Borrower in connection with the execution, performance, and enforceability of the Loan Documents.

-------------------------------------------------------------------------------
XII. Pre closing UCC, Tax, and Judgment Lien Search Reports of filings against Borrower in the following jurisdictions:

a.  Illinois Secretary of State

-------------------------------------------------------------------------------
I. Pre closing UCC, Tax, and Judgment Lien Search Reports of filings against each of the following Guarantors in the listed jurisdictions:

1.                          Telaleasing Enterprises, Inc.
a.   Iowa Secretary of State
b.   South Carolina Secretary of State
c.   Missouri Secretary of State
d.   St. Louis County, Missouri
e.   Arizona Secretary of State
f.   Utah Secretary of State
g.   Washington, D.C.
h.   Florida Secretary of State
i.   Hillsborough County, FL
j.   Tennessee Secretary of State
k.   Illinois Secretary of State
l.   Nevada Secretary of State
m.   Catoosa County, Georgia
n.   Maryland Secretary of State
o.   Kentucky Secretary of State
p.   Indiana Secretary of State
q.   North Carolina Secretary of State
r.   Mechlenburg County, NC
s.   Alabama Secretary of State
t.   Mississippi Secretary of State
u.   Virginia Secretary of State
v.   Chatham County, Georgia
w.   Dougherty County, Georgia
x.   Lowndes County, Georgia
y.   Richmond County, Georgia

-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
1.                             Phone Zone, Inc.
a.    Illinois Secretary of State

1.    TRCA, Inc.
a.    Florida Secretary of State
b.    Illinois Secretary of State

1.    Adtec Communications, Inc.
a.    Florida Secretary of State

1.    Interstate Communications, Inc.
a.    Catoosa County, GA
b.    Tennessee Secretary of State


          vi.  ComTel Computer Corp.
a.    California Secretary of State
b.    North Carolina Secretary of State
c.    Colorado Secretary of State
d.    St. Louis County, Missouri
e.    Missouri Secretary of State
f.    Arizona Secretary of State
g.    Utah Secretary of State
h.    Washington, D.C.
i.    Florida Secretary of State
j.    Texas Secretary of State
k.    New York Secretary of State
l.    Indiana Secretary of State
m.    Illinois Secretary of State
n.    Nevada Secretary of State

vii.  California ComTel Computer, Inc.
a.    California Secretary of State

viii. Jax Payphones, Inc.
a.    Florida Secretary of State
b.    Illinois Secretary of State

--------------------------------------------------------------------------------

                                    EXHIBIT
                                   --------

                        DISCLOSURE SCHEDULE OF BORROWER


                             None, if none listed.

                                    EXHIBIT
                                   --------
                  PLACES OF BUSINESS; LOCATIONS OF COLLATERAL


                     List previously delivered to Lender.

                                    EXHIBIT
                                   --------
                        FORM OF COMPLIANCE CERTIFICATE

TO:  THE BOATMEN'S NATIONAL BANK OF ST. LOUIS

     This Compliance Certificate is furnished pursuant to that certain Amended and Restated Loan Agreement executed _____________, 1996 (as the same may be amended, restated or otherwise modified from time to time, the "Loan Agreement"), among Davel Communications Group, Inc. ("Borrower") and The Boatmen's National Bank of St. Louis ("Lender"). Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings defined in the Loan Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

     1.  I am the duly elected _________________________ of the Borrower.

     2. I have reviewed the terms of the Loan Agreement and the Loan Documents and I have made, or have caused to be made under my supervision, a review of the transactions and conditions of the Borrower and each other Covered Person during the accounting period covered by the attached Financial Statements.

     3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Default or Event of Default as of the date of this Compliance Certificate.

     4. [Use for annual financial statements: Schedule I attached hereto contains the Financial Statements for Borrower for the fiscal year ended __________, which are complete and correct in all material respects and have been prepared in accordance with GAAP applied consistently throughout the period and with prior periods (except as disclosed therein).]

         [Use for quarterly and monthly financial statements: Schedule I attached hereto contains the Financial Statements for Borrower for the fiscal <quarter> <month> ended ______________, which are complete and correct in all material respects (subject to normal year-end audit adjustments) and have been prepared in accordance with GAAP applied consistently throughout the period and with prior periods (except as disclosed therein).]

     5. Borrower and every other Covered Person is in compliance with all of the covenants in the Loan Agreement, including the financial covenants in Section , and Schedule II attached hereto contains calculations based on Borrower's financial statements and other financial records that show Borrower's compliance with such financial covenants. The calculations and the data upon which they are based are believed by me to be complete and correct.

This Compliance Certificate, together with the Schedules hereto, is executed and delivered this ______ day of __________________.

Print Name:
Title:

                     SCHEDULE I TO COMPLIANCE CERTIFICATE
                     ------------------------------------

                     SCHEDULE II TO COMPLIANCE CERTIFICATE
                     -------------------------------------

The following calculations are made in accordance with the provisions of the Loan Agreement and are based on the period ended _______________.


SECTION FINANCIAL MEASUREMENTS.

1.  Minimum Net Worth (Section ).
    ----------------------------

A.  Total Assets                      $____________
B.  Total Liabilities                               $____________
C.  Current Net Worth (item 1.A. minus item 1.B.)                 S___________
D.  Net Worth at December 31, 1995                  $____________
E.  All net income subsequent to December 31,
    1995 (without deduction for losses)             $____________
F.  75% of item 1.E.                                $____________
G.  Minimum Net Worth permitted by Section                        S__________/1/


2.  Minimum Current Ratio (Section ).
    --------------------------------

A.  Current Assets                                  $____________
B.  Current Liabilities                             $____________
C.  Ratio of item 3.A to item 3.B                                 ____________
D.  Minimum Ratio permitted by Section                            1.10 to 1.00


3.  Senior Funded Indebtedness to Capitalization Ratio (Section ).
    -------------------------------------------------------------

A.  Senior Funded Indebtedness                                    $___________
B.  Capitalization
C.  Ratio of item 3.A to item 3.B.
D.  Maximum ratio of Senior Funded Indebtedness to                ____________
    Capitalization permitted by Section                            .55 to 1.00

----------------------
/1/ Minimum Net Worth permitted by Section at any time is the sum of $25,000,000 plus 1.F.

4.  Funded Indebtedness to Capitalization Ratio ().
    ----------------------------------------------

A.  Funded Indebtedness                                             $___________
B.  Ratio of item 4.A to 3.B.                                       $___________
C.  Maximum ratio of Funded Indebtedness to Capitalization           ___________
    permitted by Section                                             .60 to 1.00


5.  Senior Funded Indebtedness to EBITDA (Section ).
    -----------------------------------------------

A.  Senior Funded Indebtedness                      $_____________

B.  1.  Net income from continuing
        operations                                  $_____________
    2.  Interest Expense                            $_____________
    3.  Income and franchise taxes                  $_____________
    4.  Depreciation                                $_____________
    5.  Amortization                                $_____________
    6.  Sum of items 5.B.1 through 5.B.5            $_____________
    7.  Gain or (loss) on sales of assets not
        in ordinary course of business              $_____________

    8.  Income or (loss) from
        discontinued operations                     $_____________
    9.  Income or (loss) effect of changes
        in accounting principles                    $_____________
    10. Sum of items 5.B.7 through 5.B.9            $_____________
    11. EBITDA (item 5.B.6 minus item 5.B.10)       $_____________

C.  Ratio of Senior Funded Indebtedness to EBITDA
    (ratio of 5.A to 5.B.11)                         _____________

D.  Maximum ratio permitted by Section                3.00 to 1.00

6.  Maximum Funded Indebtedness to EBITDA (Section ).
    ------------------------------------------------

A.  Funded Indebtedness                             $_____________

B.  EBITDA (item 5.11.)                             $_____________

C.  Ratio of item 6.A. to item 6.B.                  _____________

D.  Maximum ratio permitted by Section                4.00 to 1.00

      Fixed Charges Coverage (Section ).
      ----------------------------------

TWELVE                           [Month  [Month  [Month  [Month  [Month  [Month  [Month  [Month  [Month  [Month  [Month  [Month
MONTHS                            Year]   Year]   Year]   Year]   Year]   Year]   Year]   Year]   Year]   Year]   Year]   Year]
------                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Net income from continuing
operations                       ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
------
State and federal income
taxes and franchise
taxes                            ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
------
Interest expense                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
------
Depreciation expense             ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
------
Amortization expense             ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
------
Sum of items 7.A. through
7.E.                             ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
------
Income or (loss) from
discontinued
operations                       ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
------
Income or (loss) from
accounting changes               ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
------
Gain or (loss) from sale
of assets not in the
ordinary course of
business                         ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
------
Sum of items 7.G. through
7.I                              ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
------
EBITDA (item 7.F. minus
item 7.J.)                       ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======
------
Interest expense                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
------
State and federal income
taxes                            ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
------
Paid and declared
dividends                        ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
------
Lesser of (a) actual capital
expenditure or (b)
150% of depreciation
expense (specify)                ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
------
Greater of (a) 25% of Funded
Indebtedness or (b)
Current Maturities
of Funded Indebtedness
(specify)                        ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
------
Fixed charges (sum of items
7.L. through 7.Q.)               ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

Ratio of item K. to item Q.
------
Minimum ratio permitted by Section
1.00 to 1.00

                                    EXHIBIT
                                    -------

Wholly-Owned Subsidiaries of Borrower
-------------------------------------

Telaleasing Enterprises, Inc.
Phone Zone, Inc.
T.R.C.A., Inc.
ComTel Computer Corp.
California Comtel Computer, Inc.


Subsidiaries of Telaleasing Enterprises, Inc.
---------------------------------------------

Adtec Communications, Inc. (wholly-owned)
Interstate Communications, Inc. (wholly-owned)
Jax Payphones, Inc. (80% owned)

                                  APPENDIX 1.1

                      GLOSSARY AND INDEX OF DEFINED TERMS


"Account Debtor": the obligor on any Account.

"Account": as to any Person, the right of such Person to payment for goods sold or leased or for services rendered by such Person.

"accumulated funding deficiency" is defined in Section .

"Advanced Payment Agreement" is defined in Section .

"Adjusted CBR" is defined in Section .

"Adjusted CBR Advance": an Advance that will be a Loan bearing interest at the Adjusted CBR.

"Adjusted CBR Loan": a Loan that bears interest at the Adjusted CBR.

"Adjusted LIBO Rate" is defined in Section .

"Advance": a Revolving Advance or Convertible Revolving Advance.

"Affected Principal Amount" is defined in Section .

"Affiliate": with respect to any Person, (a) any other Person who is a partner, director, officer or stockholder of such Person; and (b) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such Person, and any partner, director, officer or stockholder of such other Person. For purposes of this Agreement, control of a Person by another Person shall be deemed to exist if such other Person has the power, directly or indirectly, either to (i) vote twenty percent (20%) or more of the securities having the power to vote in an election of directors of such Person, or (ii) direct the management of such Person, whether by contract or otherwise and whether alone or in combination with others.

"this Agreement": this Amended and Restated Loan Agreement.

"Anniversary Date": each anniversary of the Execution Date.

"Applicable Lending Office" is defined in Section .

"Assignment of Contracts" is defined in Section .

"Auditor Prepared Management Letter" is defined in Section .

"Beneficial Owner": as defined in Rule 13-D-3 of the Securities and Exchange Commission.

"Borrower" is defined in the first paragraph of this Agreement.

"Borrower Personal Property Collateral" is defined in Section .

"Borrower Security Agreement" is defined in Section .

"Borrowing Officer": means an officer of Borrower duly authorized on behalf of Borrower to request Advances under this Agreement.

"Business Day": a day other than a Saturday, Sunday or other day on which commercial banks located in Missouri are authorized or required to close under the laws of either the United States or the State of Missouri.

"Capital Lease": any lease obligation that has been or should be capitalized under GAAP.

"Capitalization" is defined in Section .

"CBR": the per annum interest rate so designated from time to time as the Corporate Base Rate by Lender. The CBR is a reference rate and does not necessarily represent the lowest or best rate charged to any customer of Lender.

"CBR increment" is defined in Section .

"Charter Documents": the articles or certificate of incorporation and bylaws of a corporation; the articles of association and bylaws of an unincorporated association; the certificate of limited partnership and partnership agreement of a limited partnership; the partnership agreement of a general partnership; the operating agreement of a limited liability company; or the indenture of a trust.

"Claims Act": the Assignment of Claims Act of 1940, as amended from time to time.

"COBRA":  the Consolidated Omnibus Budget Reconciliation Act.

"Code": the Internal Revenue Code of 1986, as amended from time to time, and all regulations thereunder of the IRS.

"Collateral": the collateral described in the Security Documents.

"Commitments": the Revolving Commitment, the Convertible Revolving Commitment, and the Term Commitment.

"Commonly Controlled Entity": a Person which is under common control with another Person within the meaning of Section 414(b) or (c) of the Code.

"Concentration Account" is defined in Section .

"Contract": any contract, note, deed, or other agreement or undertaking or any security.

"Conversion Date" is defined in Section .

"Conversion Term Loans": on any date, the outstanding principal balance of all Conversion Term Loans as of such date.

"Convertible Revolving Advance" is defined in Section .

"Convertible Revolving Loan" is defined in Section .

"Convertible Revolving Note" is defined in Section .

"Covered Person" is defined in Section .

"Default": any of the events that constitute an Event of Default, but without giving effect to any requirement for the giving of notice, for the lapse of time, or both, or for the happening of any other condition, event or act.

"Disclosure Schedule" is defined in Section .

"DOL": the United States Department of Labor.

"Dollars" and the sign "$": lawful money of the United States.
                        -

"EBITDA" is defined in Section .

"Effective Date" is defined in Section .

"Employment Law": ERISA, the Occupational Safety and Health Act, the Fair Labor Standards Act or any other Law pertaining to the terms or conditions of labor or safety in the workplace.

"Encumbrance": as to any item of real or personal property, any easement, right-of-way, license, condition, restrictive covenant, reservation, encroachment or other adverse possession or use, or zoning or similar restriction, that is not a Lien but is enforceable by any Person other than the record owner of such property.

"Environmental Law": the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Toxic Substances Control Act, the Clean Water Act, the Clean Air Act, or any other Law pertaining to environmental quality or remediation of releases of Hazardous Waste, or that imposes liability or establishes standards of conduct with respect to Hazardous Waste.

"Environmental Property Transfer Act": any Law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed or title for any property for environmental reasons including, but not limited to, any so-called "Environmental Cleanup Responsibility Acts" or "Responsible Property Transfer Acts."

"EPA": the United States Environmental Protection Agency.

"Equipment Lease Agreement": that certain equipment lease agreement dated as of May 15, 1993 between Borrower and David R. Hill, as amended, modified, restated or replaced from time to time.

"ERISA Affiliate": (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Borrower; (b) a partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the
Code) with Borrower; or (c) a member of the same affiliated service group

(within the meaning of Section 414(m) of the Code) as Borrower, any corporation described in clause (a) above or any partnership, trade or business described in clause (b) above.

"ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

"Event of Default" is defined in Section .

"Execution Date": the date when this Agreement has been executed.

"Financial Statements": financial statements of Borrower and its Subsidiaries that are furnished to Lender as required herein.

"Fiscal Year": Borrower's fiscal year for financial accounting purposes, which is a year of twelve calendar months ending on December 31 of each year. Fiscal Year 1994 will end on December 31, 1994.

"FRB": the Board of Governors of the Federal Reserve System and any successor thereto or to the functions thereof.

"Funded Indebtedness" is defined in Section .

"GAAP": those generally accepted accounting principles set forth in Statements of the Financial Accounting Standards Board and in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or which have other substantial authoritative support in the United States and are applicable in the circumstances, as applied on a consistent basis.

"Governmental Authority": the federal government of the United States; the government of any foreign country that is recognized by the United States or is a member of the United Nations; any state of the United States; any local government or municipality within the territory or under the jurisdiction of any of the foregoing; any department, agency, division, or instrumentality of any of the foregoing; and any court whose orders or judgments are enforceable by or within the territory of any of the foregoing.

"Group": as used in Regulation 13-D issued by the Securities and Exchange Commission.

"Guarantor Personal Property Collateral" is defined in Section .

"Guarantor Security Agreement" is defined in Section .

"Guaranty" is defined in Section .

"Hazardous Waste": any hazardous, explosive, corrosive, reactive, radioactive, or toxic material or substance, or any other substance, whether in solid, liquid or gaseous form, whose manufacture, storage, transportation, release or disposal is subject to regulation or control under an Environmental Law, or which is defined or treated as being hazardous, explosive, corrosive, reactive, radioactive, or toxic in any Law.

"Hostile Takeover": any transaction by a Covered Person involving a merger, consolidation or other business combination where the directors of the entity to be merged, consolidated or combined are opposed to or resist such transaction.

"Indebtedness": as to any Person at any particular date, any obligation enforceable against such Person (i) to repay borrowed money; (ii) to pay the deferred purchase price of property or services; (iii) to make payments or reimbursements with respect to bank acceptances or to a factor; (iv) to make payments or reimbursements with respect to letters of credit or drawings thereunder; (v) that is secured by any Lien on any property of such Person; (vi) to make any payment or contribution to a Multi-Employer Plan; (vii) that is evidenced by a note, bond, debenture or similar instrument; (viii) under any conditional sale agreement or title retention agreement; or (ix) to pay interest or fees with respect to any of the foregoing.

"Indemnified Liabilities" is defined in Section .

"Indemnified Parties" is defined in Section .

"Indirect Obligation": as to any Person, (a) any guaranty by such Person of any Obligation of another Person; (b) any Lien on any property of such Person that secures any Obligation of another Person, (c) any enforceable contractual obligation that such Person (i) purchase an Obligation of another Person or any property that is security for such Obligation, (ii) advance or contribute funds to another Person for the payment of an Obligation of such other Person or to maintain the working capital, net worth or solvency of such other Person as required in any documents evidencing an Obligation of such other Person, (iii) purchase property, securities or services from another Person for the purpose of assuring the beneficiary of any Obligation of such other Person that such other Person has the ability to timely pay or discharge such Obligation, (iv) grant a Lien on any property of such Person to secure any Obligation of another Person, or (v) otherwise assure or hold harmless the beneficiary of any Obligation of another Person against loss in respect thereof; and (d) any other contractual requirement enforceable against such Person that has the same substantive effect as any of the foregoing. The term "Indirect Obligation" does not, however, include the indorsement by a Person of instruments for deposit or collection in the ordinary course of business or the liability of a general partner of a partnership for Obligations of such partnership. The amount of any Indirect Obligation of a Person shall be deemed to be the stated or determinable amount of the Obligation in respect of which such Indirect Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

"Initial Financial Statements" is defined in Section .

"Insurance/Condemnation Proceeds": insurance proceeds payable as a consequence of damage to or destruction of any of the Collateral and proceeds payable as a consequence of condemnation or sale in lieu of condemnation of any of the Collateral.

"Interest Period" is defined in Section .

"Inventory": all raw materials and supplies used or consumed, or held by Borrower for use or consumption, in Borrower's business, as now or hereafter conducted.

"Investment": (a) a loan or advance of money or property to a Person, (b) stock or other equity interest in a Person, (c) a debt instrument issued by a Person, whether or not convertible to stock or other equity interest in such Person, or
(d) any other interest in or rights with respect to a Person which include, in whole or in part, a right to share, with or without conditions or restrictions, some or all of the revenues or net income of such Person.

"investment company" is defined in Section .

"IRC": the Internal Revenue Code of 1986, as amended, and all regulations issued thereunder.

"IRS": the Internal Revenue Service.

"Law": any statute, ordinance, code, rule, regulation, order, judgment, award or decree of any Governmental Authority.

"Lender" is defined in the first paragraph of this Agreement.

"LIBOR Advance": an Advance that will be a Loan bearing interest at the Adjusted LIBO Rate.

"LIBO Increment" is defined in Section .

"LIBOR Loan": a Loan that bears interest at the Adjusted LIBO Rate.

"LIBO Rate": an interest rate per annum equal to the quotient (rounded to the nearest 0.001%) of

      (i) the rate at which Dollar deposits in immediately available funds, approximately equal in amount to the applicable Advance and for a maturity equal to the applicable Interest Period for such Advance, are offered or available in the London Interbank Market for Eurodollars as of 11:00 a.m. (London time) two Business Days before the applicable Revolving Advance Date or Conversion Date, as reported on Telerate Screen LIBO page 3750, and if such Telerate Screen no longer exists at any time subsequent to the Effective Date, than the equivalent thereof, divided by

      (ii) a number equal to one minus the decimal equivalent of the aggregate of the maximum rates during the applicable Interest Period of all reserve requirements (including, without limitation, marginal, emergency, supplemental and special reserves), established by the FRB or any other Governmental Authority to which Lender is subject, in respect of "Eurocurrency liabilities" as referred to in Regulation D, including but not limited to those imposed under Regulation D. (The amount of every LIBOR Advance shall be deemed to constitute a Eurocurrency liability and as such shall be deemed to be subject to such reserve requirements without benefit of credits for proration, exceptions or offsets which may be available from time to time to Lender under Regulation D.) The LIBO Rate shall be adjusted automatically on and as of the effective date of any change in any such reserve requirements.

"Lien": as to any item of tangible or intangible property, any interest therein that secures an Obligation or Indirect Obligation of any Person, whether created by statute (such as but not limited to a statutory lien for work or materials) or under a mortgage, deed of trust, security agreement, financing statement, pledge, hypothecation agreement, assignment, or other document, or which arises under any form of preferential or title retention agreement or arrangement (including but not limited to a conditional sale agreement or a lease) that has substantially the same economic effect as any of the foregoing.

"Loan Documents": this Agreement, the Notes, the Security Documents and all other agreements, certificates, documents, instruments and other writings executed in connection herewith.

"Loan Obligations": all of Borrower's Indebtedness owing to Lender, whether as principal, interest, fees or otherwise, all reimbursement obligations of Borrower to Lender with respect to any letter of credit issued by Lender for the account of Borrower, and all other obligations (including but not limited to obligations for the payment of money) and liabilities of Borrower to Lender (and all extensions, renewals, modifications, rearrangements, restructures, replacements and refinancings of the foregoing, whether or not the same involve modifications to interest rates or other payment terms) and all costs of collection of the foregoing, including but not limited to reasonable attorneys' fees and attorneys' expenses (whether or not there is litigation), courts costs and all costs in connection with any proceedings under the United States Bankruptcy Code pertaining thereto, whether arising under any of the Loan Documents or otherwise, and whether now existing or hereafter created, absolute or contingent, direct or indirect, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, or acquired by Lender outright, conditionally or as collateral security from another, including but not limited to the obligation of Borrower to repay future advances by Lender, whether or not made pursuant to commitment and whether or not presently contemplated by Borrower and Lender in the Loan Documents.

"Loan" or "Loans": the Revolving Loan, the Convertible Revolving Loan, and/or the Conversion Term Loans.

"Material Adverse Effect": as to any Person and with respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, investigation or proceeding), a material adverse effect on the business, operations, revenues, financial condition or property of such Person or the ability of such Person to timely pay or perform such Person's Obligations generally, or in the case of Borrower, specifically the ability of Borrower to pay or perform any of Borrower's Obligations to Lender.

"Material Agreement": as to any Person, any Contract to which such Person is a party or by which such Person is bound which, if violated or breached, would have a Material Adverse Effect on such Person or any Covered Person.

"Material Law": any Law whose violation by a Person would have a Material Adverse Effect with respect to such Person.

"Material License": (i) as to any Covered Person, any license, permit or consent from a Governmental Authority or other Person and any registration and filing with a Governmental Authority or other Person which if not obtained, held or made by such Covered Person would have a Material Adverse Effect with respect to such Covered Person or any other Covered Person, and (ii) as to any Person who is a party to this Agreement or any of the other Loan Documents, any license, permit or consent from a Governmental Authority or other Person and any registration or filing with a Governmental Authority or other Person that is necessary for the execution or performance by such party, or the validity or enforceability against such party, of this Agreement or such other Loan Document.

"Material Obligation": as to any Person, an Obligation of such Person which if not fully and timely paid or performed would have a Material Adverse Effect on such Person.

"Material Proceeding": any litigation, investigation or other proceeding by or before any Governmental Authority (i) which involves any of the Loan Documents or any of the transactions contemplated thereby, or involves a Covered Person as a party or any property of a Covered

Person, and would have a Material Adverse Effect with respect to any Covered Person if adversely determined, (ii) in which there has been issued an injunction, writ, temporary restraining order or any other order of any nature which purports to restrain or enjoin the making of any Advance or Term Conversion, the consummation of any other transaction contemplated by the Loan Documents, or the enforceability of any provision of any of the Loan Documents,
(iii) which involves the actual or alleged breach or violation by a Covered Person of, or default by a Covered Person under, any Material Agreement, or (iv) which involves the actual or alleged violation by a Covered Person of any Material Law.

"Maturity": as to any Indebtedness, the time when it becomes payable in full, whether at a regularly scheduled time, because of acceleration or otherwise.

"Multi-employer Plan": a Pension Benefit Plan which is a multi-employer plan as defined in Section 4001(a)(3) of ERISA.

"Net Worth" is defined in Section .

"Non-Use Fee" is defined in Section .

"Notes": the Revolving Note, the Convertible Revolving Note, and the Term Notes.

"Notice of Conversion/Continuation" is defined in Section .

"Obligation": as to any Person, any Indebtedness of such Person and any other contractual obligation enforceable against such Person which would involve the expenditure of money by such Person if complied with or enforced, including but not limited to an Indirect Obligation of such person.

"Operating Lease": any lease that is not a Capital Lease.

"PBGC": the Pension Benefit Guaranty Corporation.

"Pension Benefit Plan": any "pension benefit plan" as defined in Section 3(2) of Title I of ERISA which is subject to Title IV of ERISA and in respect of which a Covered Person or a Commonly Controlled Entity of such Covered Person is an "employer" as defined in Section 3(5) of ERISA.

"Permitted Indebtedness" is defined in Section .

"Permitted Investments" is defined in Section .

"Permitted Issuances" is defined in Section .

"Permitted Liens" is defined in Section .

"Person": any individual, partnership, corporation, trust, unincorporated association, joint venture, limited liability company, Governmental Authority, or other organization in any form that has the legal capacity to sue or be sued. If the context so implies or requires, the term Person includes Borrower.

"Personal Property Collateral": the Borrower Personal Property Collateral and the Guarantor Personal Property Collateral.

"Prior Loan Agreement" is defined in the preamble of this Agreement.

"Prior Loans" is defined in the preamble of this Agreement.

"Prior Notes" is defined in the preamble of this Agreement.

"Prior Revolving Loan" is defined in the preamble of this Agreement.

"Prior Revolving Note" is defined in the preamble of this Agreement.

"Prior Term Loan" is defined in the preamble of this Agreement.

"Prior Term Note" is defined in the preamble of this Agreement.

"Regulation D", "Regulation G", and "Regulation U": respectively, Regulation D issued by the FRB, Regulation G issued by the FRB, and Regulation U issued by the FRB.

"Remaining Interest Period" is defined in Section.

"Reportable Event": a reportable event as defined in Title IV of ERISA or the regulations thereunder.

"Responsible Officer": as to any Person that is not an individual, partnership or trust, the Chairman of the Board of Directors, the President, the chief executive officer, the chief operating officer, the chief financial officer, the Treasurer, any Assistant to the Treasurer, or any Vice President in charge of a principal business unit; as to any partnership, any individual who is a general partner thereof or any individual who has general management or administrative authority over all or any principal unit of the partnership's business; and as to any trust, any individual who is a trustee.

"Resurgens": Resurgens Communications Group, Inc., a Georgia corporation.

"Resurgens Agreements" is defined in Section.

"Revolving Advance" is defined in Section.

"Revolving Advance Date" is defined in Section.

"Revolving Advance Request" is defined in Section.

"Revolving Commitment" is defined in Section.

"Revolving Loan" is defined in Section.

"Revolving Note" is defined in Section.

"S Corporation" is defined in Section.

"Security": a security as defined in Section 2(1) of the Securities Act of 1933, as amended.

"Security Documents" is defined in Section.

"Seller Financing": financing provided by an entity to a Covered Person to finance, in whole or in part, a purchase of substantially all of the assets of such entity or a merger, consolidation or other business combination with such entity.

"Senior Funded Indebtedness" is defined in Section.

"Solvent": as to any Person, when (a) the fair value of such Person's assets is in excess of the total amount of its debts (including contingent liabilities);
(b) such Person is able to pay its debts as they mature; (c) such Person does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage; or (d) such Person is not "insolvent" as such term is defined in Section 101(32) of the United States Bankruptcy Code.

"Stock Pledge Agreement" is defined in Section.

"Subordination Agreement" is defined in Section.

"Subsidiary": as to any Person, a corporation with respect to which at least 80% of the outstanding shares of stock of each class having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) is at the time owned by such Person or by one or more Subsidiaries of such Person.

"Term Commitment" is defined in Section.

"Term Conversion": is defined in Section.

"Term Conversion Date": is defined in Section.

"Term Conversion Fee" is defined in Section.

"Term Conversion Repayment Period" is defined in Section.

"Term Conversion Request": is defined in Section.

"Term Note": is defined in Section.

"This Agreement": this document (including every document that is stated herein to be an appendix, exhibit or schedule hereto (whether or not attached hereto), as amended from time to time.

"Total Assets" is defined in Section.

"Total Liabilities" is defined in Section.

"Triggering Event" is defined in Section.

"UCC": the Uniform Commercial Code as in effect from time to time in the State of Missouri, or as to matters governed by the laws of another jurisdiction, as in effect in such jurisdiction.

"Ultimate Convertible Revolving Maturity Date" is defined in Section.

"Ultimate Revolving Maturity Date" is defined in Section.

"Ultimate Revolving Maturity Date" is defined in Section.

"Ultimate Term Maturity Date": as to any Conversion Term Loan shall be the earlier to occur of (i) the date on which the final payment of principal outstanding under such Conversion Term Loan and all interest accrued thereon is due or (ii) the fifth anniversary of the Execution Date, as set forth in the applicable Term Note.

"United States": when used in a geographical sense, all the states of the United States of America and the District of Columbia; and when used in a legal jurisdictional sense, the government of the country that is the United States of America.

"Unused Convertible Revolving Commitment": the Convertible Revolving Commitment less the sum of (i) the Convertible Revolving Loan and (ii) the Term Conversion Loans.

"Unused Revolving Commitment": the Revolving Commitment less the Revolving Loan.

"Wage and Hour Laws": the Davis-Bacon Act, the Service Contract Act, the Contract Work Hours & Safety Standards Act and any other federal Law regulating the wages or hours of employment.

"Welfare Benefit Plan": any plan described by Section 3(1) of ERISA.

"ZPDI" is defined in Section.